As filed with the Securities and Exchange Commission on April 25 , 2012

Registration No. 333-177360

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FriendFinder Networks Inc.

Interactive Network, Inc.

*and the Subsidiary Guarantors listed on Schedule A hereto

(Exact Name of registrant as specified in its charter)

Nevada	7370	13-3750988
Nevada	7370	42-1745941
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6800 Broken Sound Parkway, Suite 200
Boca Raton, Florida 33487
(561) 912-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc H. Bell
Chief Executive Officer
and President
FriendFinder Networks Inc.
6800 Broken Sound Parkway, Suite 200
Boca Raton, Florida 33487
Telephone: (561) 912-7000
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)
Please send a copy of all communications to: Bradley D. Houser Esq. Akerman Senterfitt One Southeast Third Ave., 25th Floor Miami, Florida 33131-1714 Telephone: (305) 374-5600 Fax: (305) 374-5095

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A — Table of Subsidiary Guarantors

Exact Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Argus Payments Inc.	Delaware	45-2494661
Big Island Technology Group, Inc.	California	20-8009795
Blue Hen Group Inc.	Delaware	45-2539667
Confirm ID, Inc.	California	74-3037020
Danni Ashe, Inc.	California	95-4665271
Fastcupid, Inc.	California	20-2997869
Fierce Wombat Games Inc. (f/k/a Big Ego Games Inc.)	California	27-3532019
Flash Jigo Corp.	Delaware	27-4660821
FriendFinder California Inc.	California	77-0522750
FriendFinder Ventures Inc.	Nevada	27-4663125
FRNK Technology Group	California	94-3277102
General Media Art Holding, Inc.	Delaware	13-4042637
General Media Communications, Inc.	New York	13-3502237
General Media Entertainment, Inc.	New York	13-3592960
Global Alphabet, Inc.	California	77-0527649
GMCI Internet Operations, Inc.	New York	13-4097655
GMI On-Line Ventures, Ltd.	Delaware	13-4097656
Magnolia Blossom Inc.	Delaware	45-2538925
Medley.com Incorporated	California	03-0543594
NAFT News Corporation	California	27-3634385
Penthouse Digital Media Productions Inc.	New York	65-1251056
Penthouse Images Acquisitions, Ltd.	New York	13-3599228
Playtime Gaming Inc.	California	27-3634371
PerfectMatch Inc. (f/k/a Goldenrod Spear Inc.)	Delaware	45-2539020
PMGI Holdings Inc.	Delaware	20-1942663
PPM Technology Group, Inc.	California	20-8009876
Pure Entertainment Telecommunications, Inc.	New York	90-0209626
Sharkfish, Inc.	California	56-2471221
Snapshot Productions, LLC	Texas	46-0477091
Streamray Inc.	Nevada	88-0422716
Streamray Studios Inc.	California	26-4311009
Tan Door Media Inc.	California	26-4311100
Traffic Cat, Inc.	California	56-2471223
Transbloom, Inc.	California	74-3021168
Various, Inc.	California	77-0477762
Video Bliss, Inc.	California	95-4566760
West Coast Facilities Inc.	California	59-3814751
XVHUB Group Inc. (f/k/a Giant Swallowtail Inc.)	Delaware	45-2539401

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-177360) (the “Registration Statement”) of FriendFinder Networks Inc. (the “Company”), Interactive Network, Inc. (“INI”) and the subsidiary guarantors named in Schedule A (collectively, the “Registrants”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Prospectus that forms a part of the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “SEC”) on December 19, 2011, to include via incorporation by reference the information contained in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that was filed with the SEC on March 29, 2012 , (ii) the Company’s C urrent R eports on Form 8-K that have been filed with the SEC since December 31, 2011 , and (iii) the portions of the Company’s Proxy Statement on Schedule 14A for the Company’s 2012 Annual Meeting of Stockholders that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as to update other information in the Prospectus which forms a part of the Registration Statement . No additional securities are being registered under this Post-Effective Amendment No. 2 . All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement No. 1
(to Prospectus dated December 19, 2011)

Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-177360

Subject to Completion,
dated April 25 , 2012

FRIENDFINDER NETWORKS INC.
INTERACTIVE NETWORK, INC.
$ 196,418,127 14% of Senior Secured Notes due 2013
$ 9,990,950 14% of Cash Pay Secured Notes due 2013
$344,469,891 11.5% of Convertible Non-Cash Pay Secured Notes due 2014
25,976,010 Shares of Common Stock

Pursuant to the Prospectus, dated December 19, 2011, as modified by this Prospectus Supplement, the selling securityholders may offer and sell from time to time up to an aggregate of (a) $ 196,418,127 principal amount of the 14% Senior Secured Notes due 2013 (the “Senior Secured Notes”); (b) $ 9,990,950 principal amount of the 14% Cash Pay Secured Notes due 2013 (the “Cash Pay Notes”); (c) $344,469,891 principal amount of the 11.5% Convertible Non-Cash Pay Secured Notes due 2014, which includes $ 79,196,941 of notes that may be paid-in-kind in respect of future interest payments, (the “Non-Cash Pay Notes” and, together with the Senior Notes and the Cash Pay Notes, collectively, the “Registrable Notes”); (d) 25,976,010 shares of common stock, consisting of i) 17,725,250 shares of our common stock held outright by various stockholders of FriendFinder Networks Inc. (the “Outstanding Shares”); and ii) 8,310,763 shares of our common stock issuable upon the conversion of all of the Non-Cash Pay Notes into shares of our common stock (the “Note Shares” and together with the Outstanding Shares, the “Registrable Shares”).

For information concerning the selling securityholders and the manner in which they may offer and sell our notes and shares of our common stock, see the sections entitled, “Selling Securityholders” and “Plan of Distribution” in this prospectus.

The Senior Secured Notes bear interest at a rate of 14.00% per annum. The Cash Pay Notes bear interest at a rate of 14.00% per annum. The Non-Cash Pay Notes bear interest at a rate of 11.50% per annum. Interest is payable quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2010 for the Senior Secured Notes and the Cash Pay Notes, both which mature on September 30, 2013. Interest is payable semi-annually, on June 30 and December 31 of each year, commencing on December 31, 2010 for the Non-Cash Pay Notes, which matures on April 30, 2014.

The Senior Secured Notes, Cash Pay Notes and Non-Cash Pay Notes are each governed by an indenture, dated as of October 27, 2010, by and among Interactive Network, Inc. and FriendFinder Networks Inc. as co-issuers, all of our domestic subsidiaries as guarantors, and U.S. Bank, N.A. as the trustee, which we refer to as the “Senior Secured Notes Indenture,” the “Cash Pay Notes Indenture” and the “Non-Cash Pay Notes Indenture,” respectively (collectively, the “Indentures”). The Senior Secured Notes are guaranteed by all of our domestic subsidiaries on a secured first-priority basis. The Cash Pay Notes and Non-Cash Pay Notes are guaranteed by all of our domestic subsidiaries on a secured second-priority basis.

The Non-Cash Pay Notes are convertible into shares of our common stock at a conversion price equal to the price per share of common stock offered upon the consummation of our initial public offering on May 16, 2011, or $10.00 per share.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale by the selling securityholders of their securities. No consideration will be paid in connection with the conversion of the Non-Cash Pay Notes to Note Shares. The selling securityholders may sell all or a portion of the Registrable Notes and Registrable Shares from time to time in market transactions, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the prevailing market price or at negotiated prices. For more information regarding the sales of the Registrable Notes and Registrable Shares by the selling securityholders pursuant to this prospectus, please read “Plan of Distribution.”

We have incorporated by reference into this Prospectus Supplement the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”) , the C urrent R eports on Form 8-K that have been filed since December 31, 2011 by FriendFinder Networks Inc. with the SEC (other than any portions thereof deemed furnished and not filed) and the portions of our Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Stockholders that are incorporated by reference into our Annual Report . This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement. This Prospectus Supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Currently, there is no trading market for the Registrable Notes.

Our common stock trades on the NASDAQ Global Market (“NASDAQ”). On April 20 , 2012, the last reported sales price of our common stock on the NASDAQ was $ 1.15 per share.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors,” beginning on page 12 of the Prospectus and page 19 of the Annual Report for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is                         , 2012.

TABLE OF CONTENTS

Page
SUMMARY	1
THE OFFERING	6
RATIO OF EARNINGS TO FIXED CHARGES	11
RISK FACTORS	12
USE OF PROCEEDS	21
DILUTION	21
SELLING SECURITYHOLDERS	22
BUSINESS	31
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	3 3
SELECTED CONSOLIDATED FINANCIAL DATA	3 4
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	3 5
FORWARD-LOOKING STATEMENTS	3 6
DIRECTORS AND EXECUTIVE OFFICERS	39
EXECUTIVE COMPENSATION	40
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	4 1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4 2
PLAN OF DISTRIBUTION	4 3
DESCRIPTION OF NOTES	4 5
DESCRIPTION OF CAPITAL STOCK	5 6
DESCRIPTION OF OTHER INDEBTEDNESS	6 2
INTERESTS OF NAMED EXPERTS AND COUNSEL	6 2
LEGAL MATTERS	6 3
EXPERTS	6 3
WHERE YOU CAN FIND MORE INFORMATION	6 3
INCORPORAT ION BY REFERENCE OF CERTAIN DOCUMENTS	6 3
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

i

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus and incorporated by reference into this prospectus . This summary may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the section entitled “Risk Factors” and our consolidated financial statements and notes to those statements. As used in this prospectus, unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the company” refer to FriendFinder Networks Inc. and, where appropriate, our consolidated direct and indirect subsidiaries, except where it is clear that the terms mean only FriendFinder Networks Inc. The term “INI” refers to our subsidiary and co-issuer of the Registrable Notes, Interactive Network, Inc. References to our “common stock” refer only to our voting common stock and except as otherwise noted, such references do not include our Series B common stock or our preferred common stock.

Except where we state otherwise, the information presented in this prospectus reflects (i) the amendment and restatement of our bylaws, effective upon the consummation of our initial public offering on May 16, 2011, and (ii) the amendment and restatement of our articles of incorporation, which became effective on January 25, 2010.

About Our Company

We are a leading internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing. Our business consists of creating and operating technology platforms which run several of the most heavily visited websites in the world. Through our extensive network of more than 40,000 websites, since our inception, we have built a base of more than 530 million registrants and more than 340 million members in more than 200 countries. We are able to create and maintain, in a cost-effective manner, websites intended to appeal to users of diverse cultures and interest groups. We offer our members a wide variety of online services so that they can interact with each other and access the content available on our websites. Our most heavily visited websites include AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. For the year ended December 31, 2011 we had net revenue, income from operations and net losses of $331.3 million, $62.1 million and $31.1 million, respectively. As of December 31, 2011, we divide our business into two reportable segments: internet, which consists of social networking, live interactive video, premium content and social commerce websites; and entertainment, which consists of studio production and distribution, licensing and publishing. For financial information regarding our two reportable segments, please refer to “Note P — Segment Information” in our consolidated financial statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference elsewhere in this Prospectus Supplement.

Our revenues to date have been primarily derived from online subscription and paid-usage for our products and services. These products and services are delivered primarily through two highly scalable revenue-generating technology platforms:

•	Social Networking. Approximately 67% and 70% of our total net revenues for the years ended December 31, 2011 and 2010 were generated through our targeted social networking technology platform. Our social networking technology platform provides users who register or purchase subscriptions to one or more of our websites with the ability to communicate and to establish new connections with other users via our personal chat rooms, instant messaging and e-mail applications and to create, post and view content of interest. The content on our social networking sites is generated by our users for our users. Our social networking technology platform is extremely scalable and requires limited incremental cost to add additional users or to create new websites catering to additional unique audiences. As a result, we have been able to rapidly create and seamlessly maintain multiple websites tailored to specific categories or genres and designed to cater to targeted audiences with mutual interests. We believe that our ability to create and operate a diverse network of specific interest websites with unique, user-generated content in a cost-effective manner is a significant competitive differentiator that allows us to implement a subscription-fee based revenue model while many other popular social networking websites rely primarily upon free-access, advertising-based revenue models.

•	Live Interactive Video. Approximately 25% and 22% of our total net revenues for the years ended December 31, 2011 and 2010 were generated through our live interactive video technology platform. Our live interactive video technology platform is a live video broadcast platform that enables models to broadcast from independent studios throughout the world and interact with our users via instant messaging and video. Users are charged on a per-minute basis to interact with models. We pay a percentage of the revenues we generate to the studios that employ the models. We believe our live interactive video platform provides a unique offering including bi-directional and omnidirectional video and interactive features that allow models to communicate with and attract users through a variety of mediums including blogs, newsletters and video. As a result, many studios and their models prefer our platform given our audience size and international reach, and our users prefer our platform as a result of the quality and variety of our models, the reliability of our network and the diversity of interactive features our platform provides. In addition, we believe the reliability of our live interactive video technology platform is a key factor allowing us to maintain a large base of users.

In addition to our revenue-generating technology platforms, we have invested significant time and resources into developing our back-end marketing, analytics and billing technologies. Our marketing, analytics and billing technologies are the result of more than fifteen years of development work and are a key contributor to the success of our business. During that time, we have developed proprietary systems to allow our marketing affiliates to maximize their revenue for our mutual benefit. These systems include proprietary white-labeling solutions, in which we provide back-end technology solutions to permit affiliates and marketing partners to deliver our products and services while maintaining the affiliate’s and marketing partner’s own branding and style, self-optimizing ad spots, and a robust banner optimization engine that automatically chooses the best possible site and banner to promote in a given ad spot. Our marketing technology has also enabled the creation and continued growth of our network of more than 280,000 affiliates, which we believe is one of the largest of its kind in the world and a significant barrier to entry to potential and existing competitors. Similarly, our proprietary analytics technology provides us with an advantage relative to less sophisticated competitors by enabling us to estimate future revenue based on short-term response to our advertising campaigns, as well as providing for analysis of key data and metrics in order to optimize our marketing spend and maximize the revenues our websites generate. Our robust billing platform allows our customers to pay using many of the widely-adopted methods of e-commerce, both domestically as well as internationally. In addition, as a result of our size and technical sophistication, we can collect monies from regions and customers that other companies cannot, using payment methods that go beyond traditional credit card billing, like SMS billing.

We categorize our users into five categories: visitors, registrants, members, subscribers and paid users:

•	Visitors. Visitors are users who visit our websites but do not necessarily register. Visitors come to our websites through a number of channels, including by being directed from affiliate websites, keyword searches through standard search engines and by word of mouth. We believe we achieve large numbers of unique visitors because of our focus on continuously enhancing the user experience and expanding the breadth of our services.

•	Registrants. Registrants are visitors who complete a free registration form on one of our websites by giving basic identification information and submitting their e-mail address. For the years ended December 31, 2011 and 2010, we averaged 5.8 and 6.0 million new registrations on our websites each month. Some of our registrants are also members, as described below.

•	Members. Members are registrants who log into one of our websites and make use of our free products and services. Members are able to complete their personal profile and access our searchable database of members but do not have the same full-access rights as subscribers. For the years ended December 31, 2011 and 2010, we averaged more than 3.7 million and 4.1 million new members on our websites each month.

•	Subscribers. Subscribers are members who purchase daily, three-day, weekly, monthly, quarterly, annual or lifetime subscriptions for one or more of our websites. Subscribers have full access to our websites and may access special features. For the years ended December 31, 2011 and 2010, we had a monthly average of approximately 920 thousand and 1 million paying subscribers.

•	Paid Users. Paid users are members who purchase products or services on a pay-by-usage basis. For the years ended December 31, 2011 and 2010, we averaged approximately 2.9 million and 3.0 million purchased minutes by paid users each month.

We focus on the following key business metrics to evaluate the effectiveness of our operating strategies:

•	Average Revenue per Subscriber. We calculate average revenue per subscriber, or ARPU, by dividing net revenue for the period by the average number of subscribers in the period and by the number of months in the period. As such, our ARPU is a monthly calculation. For the years ended December 31, 2011 and 2010, our average monthly revenue per subscriber was $20.14 and $20.41. For more information regarding our revenue, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Year Ended December 31, 2011 as Compared to the Year Ended December 31, 2010 ,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference elsewhere in this Prospectus Supplement.

•	Churn. Churn is calculated by dividing terminations of subscriptions during the period by the total number of subscribers at the beginning of that period. Our average monthly churn rate, which measures the rate of loss of subscribers, for the years ended December 31, 2011 and 2010 was approximately 16.2% and 15.9%.

•	Cost Per Gross Addition. Cost per gross addition, or CPGA, is calculated by adding affiliate commission expense plus ad buy expenses and dividing by new subscribers during the measurement period. Our CPGA for the years ended December 31, 2011 and 2010 was $43.11 and $46.33.

•	Average Lifetime Net Revenue Per Subscriber. Average Lifetime Net Revenue Per Subscriber is calculated by multiplying the average lifetime (in months) of a subscriber by ARPU for the measurement period and then subtracting the CPGA for the measurement period. Our Average Lifetime Net Revenue Per Subscriber for the years ended December 31, 2011 and 2010 was $81.12 and $81.80. While we monitor many statistics in the overall management of our business, we believe that Average Lifetime Net Revenue Per Subscriber and the number of subscribers are particularly helpful metrics for gaining a meaningful understanding of our business as they provide an indication of total revenue and profit generated from our base of subscribers inclusive of affiliate commissions and advertising costs required to generate new subscriptions.

In addition to our social networks and live interactive video platforms, we also offer professionally-generated content through our premium content technology platform, and our non-internet entertainment business. Approximately 1.6% and 1.4% and 6.7% and 7.0% of our total net revenues for the years ended December 31, 2011 and 2010, respectively, were generated via our premium content technology platform and our non-internet entertainment business, respectively. Through websites such as Penthouse.com and HotBox.com, our subscribers and paid users have access to our collection of more than 15,000 hours of professional video, which includes our library of more than 800 standard and high-definition full-length feature films and one million professionally produced images. We began shooting all of our content in 3D in September 2010. By the end of December 2011, we were producing more than 30 hours of 3D Content and 45 hours of HD content per month. Additionally, subscribers have access to editorial content, chat rooms and other interactive features. In addition to our online products and services, we also have a non-technology legacy entertainment business, in which we produce and distribute original pictorial and video content via traditional distribution channels, license the globally-recognized Penthouse brand to a variety of consumer product companies and entertainment venues and public branded men’s lifestyle magazines.

Our Competitive Strengths

We believe that we have the following competitive strengths that we can leverage to implement our strategy:

•	Proprietary and Scalable Technology Platform. Our robust, proprietary and highly scalable technology platform supports our social networking, live interactive video and premium content websites. We are able to use our customized back-end interface to quickly and affordably generate new websites, launch new features and target new audiences at a relatively low incremental cost. Our technology platform enables us to rapidly redeploy the architecture underlying our websites with new appearances and themes in order to create additional websites for our users. We believe that our ability to create new websites and provide new features is crucial to cost-effectively maintaining our relationships with existing users and attracting new users. Furthermore, our technology platform has also enabled us to create and continue to expand our affiliate network and to measure and optimize the efficiency of our marketing spend, allowing us to expand the number of visitors to our site in an economical manner.

•	Paid Subscriber-Based Model. We operate social networking websites that allow our members to make connections with other members with whom they share common interests. Our members are able to post their profiles and other content of interest for free and our subscribers are then able to access this content for a fee. Our paid subscriber-based model of social networking websites is distinctly different from the business models of other free social networking websites whose users access the websites to remain connected to their pre-existing friends and interest groups.

•	Large and Diverse User Base. We operate some of the most heavily visited social networking websites in the world, currently adding on average more than 5.8 million new registrants and more than 3.7 million new members each month. Since our inception, more than 530 million registrants and more than 340 million members have registered on our websites, with a majority of our members outside of the United States. Our websites are designed to appeal to individuals with a diversity of interests and backgrounds. We believe potential members are attracted to the opportunity to interact with other individuals by having access to our large, diverse user base. We believe that our broad and diverse international user base also represents a valuable asset that will provide opportunities for us to offer targeted online advertising to specific demographic groups and represents a substantial barrier to entry for potential competitors.

•	Large and Difficult to Replicate Affiliate Network and Significant Marketing Spend. Our marketing affiliates are companies that market our services on their websites, allowing us to market our brand beyond our established user base. These affiliates direct visitor traffic to our websites by using our technology to place banners or links on their websites to one or more of our websites for a fee. As of December 31, 2011, we had more than 280,000 participants in our marketing affiliate program from which we derive a substantial portion of our new members and approximately 43% of our net revenues for the year ended December 31, 2011. For the year ended December 31, 2011, we made payments to marketing affiliates of approximately $64.9 million, a large portion of which was on a revenue share basis with the Company, as opposed to a pay-per-order basis. In addition, we spent $22.5 million on ad buy expenses during the same time period. We believe that the difficulty in building an affiliate network of this large size, together with our combined affiliate and advertising spend of approximately $87.4 million for the year ended December 31, 2011, presents a significant barrier to entry for potential competitors.

Our Strategy

Our goal is to enhance revenue opportunities while improving our profitability. We plan to achieve these goals using the following strategies:

•	Convert Visitors, Registrants and Members into Subscribers or Paid Users. We continually seek to convert visitors, registrants and members into subscribers or paid users. We do this by constantly evaluating, adding and enhancing features on our websites to improve our users’ experience. We also dynamically adjust offers and pricing to users based on a variety of factors such as geography, currency, payment system, country of origin, time of day or calendar date in order to encourage users to become subscribers or paid users.

•	Create Additional Websites and Diversify Offerings. We are constantly seeking to identify groups of sufficient size who share a common interest in order to create a website intended to appeal to their interests. Our technology provides us with a scalable, low-cost capacity to quickly create and launch additional websites, such as new social networking websites, content-driven websites that serve as portals for user-generated and professional content and complementary FriendFinder branded websites, without substantial additional capital investment. Our extensive user database serves as an existing source of potential members and subscribers for new websites we create.

•	Expand into and Monetize Current Foreign Markets. In 2011, nearly 72% of our members were outside the United States, but non-U.S. users accounted for less than half of our total net revenues. We seek to expand in selected geographic markets, including Southeast Europe, South America and Asia. Our geographic expansion, in conjunction with growth in alternative payment mechanisms — including credit card and non-credit card payments, such as pre-authorized debiting and mobile phone payments — in our targeted geographic areas should allow us to significantly increase our revenue and EBITDA.

•	Pursue Targeted Acquisitions. We intend to expand our business by acquiring and integrating additional social networking websites, technology platforms, owners, creators and distributors of content and payment processing and advertising businesses. Our management team possesses significant mergers and acquisitions and integration expertise and regularly screens the marketplace for strategic acquisition opportunities.

•	Generate Online Advertising Revenue. To date, online advertising revenue has represented less than .01% of our net revenue. With continued worldwide growth in this advertising segment, we see this as a significant growth opportunity. We believe that our broad and diverse user base represents a valuable asset that will provide opportunities for us to offer targeted online advertising to specific demographic groups. We believe we will be able to offer advertisers an opportunity to achieve superior results with advertisements that are well-targeted to their preferred demographic and interest groups. We intend to focus our advertising efforts on our general audience social networking websites and maintain our subscription-based model for our adult social networking websites.

Our Corporate Information

Our executive offices are located at 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487 and our telephone number is (561) 912-7000. Our website address is www.ffn.com. The information contained in, or accessible through, our website is not part of this prospectus.

THE OFFERING

The following summary of the Registrable Notes and Registrable Shares is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus, including a more detailed summary of the terms of the Registrable Notes under the section in this prospectus entitled “Description of Notes” and a more detailed summary of the Registrable Shares under the section in this prospectus entitled “Description of Capital Stock.” The terms of the Registrable Notes are qualified by reference to the Indentures.

14% Senior Secured Notes Due 2013 (the “Senior Secured Notes”)

Issuers	FriendFinder Networks Inc. and Interactive Network, Inc., as co-issuers.
Notes Offered by the Selling Securityholders	Up to $ 196,418,127 aggregate principal amount of 14% Senior Secured Notes due 2013 (the “Senior Secured Notes”).
Maturity Date	September 30, 2013.
Interest Payment Dates	Quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2010.
Subsidiary Guarantees
Each of our domestic subsidiaries set forth on Schedule A to this prospectus have guaranteed the Senior Secured Notes. The Senior Secured Notes may be guaranteed by additional subsidiaries in the future under certain circumstances.

Ranking
The Senior Secured Notes and the guarantees are our and the guarantors’ senior first-priority secured obligations and are:
•  secured on a first-priority basis, by liens on all of our and the guarantors’ assets, including without limitation, receivables, inventory, furniture, fixtures, equipment, trademarks, copyrights and other intangibles, real property and the capital stock of subsidiaries, including a 100% pledge of the co-issuers’ stock, subject to customary exceptions;
• senior in right of payment to the Non-Cash Pay Notes, but not the Cash Pay Notes with certain exceptions; and
• pari passu in right of payment to the Cash Pay Notes, with certain exceptions.

Optional Redemption	The Senior Secured Notes are redeemable prior to maturity at our option in whole but not in part, at 110% of principal, plus accrued and unpaid interest.
Change of Control
Upon a change of control (as defined in the section entitled “Description of Notes”), we must offer to repurchase the Senior Secured Notes at 110% of the principal amount, plus accrued and unpaid interest to the purchase date.

Certain Covenants
The Senior Secured Notes Indenture contains certain covenants, including limitations and restrictions on our and our domestic subsidiaries’ ability to:
•  incur additional indebtedness;
• make dividend payments or other restricted payments;
• create liens;
• change the nature of its business
• modify the provisions of any indebtedness, organizational documents and certain other agreements;

•  enter into transactions with affiliates; and
• engage in fundamental changes, dispositions or acquisitions with respect to all or any part of our business, property or assets.
As of the date of this prospectus, all of our domestic subsidiaries are set forth on Schedule A to this prospectus. Our foreign subsidiaries will not be subject to any of the restrictive covenants in the Senior Secured Notes Indenture. The restrictive covenants set forth in the Senior Secured Notes Indenture are subject to important exceptions and qualifications. See the section entitled “Description of Notes” for more information.

Conversion Rights	None.
Risk Factors
Potential investors in the Senior Secured Notes should carefully consider the matters set forth under the caption Risk Factors prior to making an investment decision with respect to the Senior Secured Notes.

Use of Proceeds	We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of Senior Secured Notes by the selling securityholders.

14% Cash Pay Secured Notes Due 2013 (the “Cash Pay Notes”)

Issuers	FriendFinder Networks Inc. and Interactive Network, Inc., as co-issuers.
Notes Offered by the Selling Securityholders	Up to $ 9,990,950 aggregate principal amount of 14% Cash Pay Secured Notes Due 2013 (the “Cash Pay Notes”).
Maturity Date	September 30, 2013.
Interest Payment Dates	Quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2010.
Subsidiary Guarantees
Each of our domestic subsidiaries set forth on Schedule A to this prospectus have guaranteed the Cash Pay Notes. The Cash Pay Notes may be guaranteed by additional subsidiaries in the future under certain circumstances.

Ranking
The Cash Pay Notes and the guarantees are our and the guarantors’ subordinated second-priority secured obligations and are:
•  secured on a second-priority basis, by liens on all of our and the guarantors’ assets, including without limitation, receivables, inventory, furniture, fixtures, equipment, trademarks, copyrights and other intangibles, real property and the capital stock of subsidiaries, including a 100% pledge of the co-issuers’ stock, subject to customary exceptions; and
• pari passu in right of payment to the Senior Secured Notes, with certain exceptions.

Optional Redemption
The New Cash-Pay Notes are redeemable prior to maturity at our option in whole but not in part, at 110% of principal, plus accrued and unpaid interest. See the section entitled “Description of Notes” for more information.

Change of Control
Upon a change of control (as defined in the section entitled “Description of Notes”), we must offer to repurchase the Cash Pay Notes at 110% of the principal amount, plus accrued and unpaid interest to the purchase date.

Certain Covenants
The Cash Pay Notes Indenture contains certain covenants, including limitations and restrictions on our and our domestic subsidiaries’ ability to:
•  incur additional indebtedness;
• make dividend payments or other restricted payments;
• create liens;
• change the nature of its business;
• modify the provisions of any indebtedness, organizational documents and certain other agreements;
• enter into transactions with affiliates; and
• engage in fundamental changes, dispositions or acquisitions with respect to all or any part of our business, property or assets.
As of the date of this prospectus, all of our domestic subsidiaries are set forth on Schedule A to this prospectus. Our foreign subsidiaries will not be subject to any of the restrictive covenants in the Cash Pay Notes Indenture. The restrictive covenants set forth in the Cash Pay Notes Indenture are subject to important exceptions and qualifications. See the section entitled “Description of Notes” for more information.

Conversion Rights	None.
Risk Factors	Potential investors in the Cash Pay Notes should carefully consider the matters set forth under the caption Risk Factors prior to making an investment decision with respect to the Cash Pay Notes.
Use of Proceeds	We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of Cash Pay Notes by the selling securityholders.

11.5% Convertible Non-Cash Pay Secured Notes Due 2014 (the “Non-Cash Pay Notes”)

Issuers	FriendFinder Networks Inc. and Interactive Network, Inc., as co-issuers.
Notes Offered by the Selling Securityholders
Up to $344,469,891 aggregate principal amount of 11.5% Convertible Non-Cash Pay Secured Notes Due 2014 (the “Non-Cash Pay Notes”), which includes $ 79,196,941 of Non-Cash Pay Notes that may be paid-in-kind in respect of future interest payments.

Maturity Date	April 30, 2014.
Interest Payment Dates
Payable semi-annually, on June 30 and December 31 of each year, commencing on December 31, 2010. While the Senior Secured Notes are in place, interest must be paid-in-kind with additional Non-Cash Pay Notes and after the Senior Secured Notes have been repaid in full, the Issuers may pay interest in cash or with additional Non-Cash Pay Notes.

Subsidiary Guarantees
Each of our domestic subsidiaries set forth on Schedule A to this prospectus have guaranteed the Non-Cash Pay Notes. The Non-Cash Pay Notes may be guaranteed by additional subsidiaries in the future under certain circumstances.

Ranking
The Non-Cash Pay Notes and the guarantees are our and the guarantors’ subordinated second-priority secured obligations and are:
•  secured on a second-priority basis, by liens on all of our and the guarantors’ assets, including without limitation, receivables, inventory, furniture, fixtures, equipment, trademarks, copyrights and other intangibles, real property and the capital stock of subsidiaries, including a 100% pledge of the co-issuers’ stock, subject to customary exceptions; and
• subordinate in right of payment to the Senior Secured Notes and the Cash Pay Notes, with certain exceptions.

Optional Redemption
The Non-Cash Pay Notes are redeemable prior to maturity at our option in whole but not in part, at 100% of principal, plus accrued and unpaid interest, subject to the rights of the holders of the Senior Secured Notes under the intercreditor agreement (the “Intercreditor Agreement”) by and between the holders of the Old Notes, which provides that no redemption of the Non-Cash Pay Notes may occur until the Senior Secured Notes are repaid in full. See section entitled “Description of Notes” for more information.

Change of Control
Upon a change of control (as defined in the section entitled “Description of Notes”), we must offer to repurchase the Non-Cash Pay Notes at 110% of the principal amount, plus accrued and unpaid interest to the purchase date.

Certain Covenants
The Non-Cash Pay Notes Indenture contains certain covenants, including limitations and restrictions on our and our domestic subsidiaries’ ability to:
•  incur additional indebtedness;
• make dividend payments or other restricted payments;
• create liens;
• change the nature of its business, modify the provisions of any indebtedness, organizational documents and certain other agreements;
• enter into transactions with affiliates; and
• engage in fundamental changes, dispositions or acquisitions with respect to all or any part of our business, property or assets.
As of the date of this prospectus, all of our domestic subsidiaries are set forth on Schedule A to this prospectus. Our foreign subsidiaries will not be subject to any of the restrictive covenants in the Non-Cash Pay Notes Indenture. The restrictive covenants set forth in the Non-Cash Pay Notes Indenture are subject to important exceptions and qualifications. See the section entitled “Description of Notes” for more information.

Conversion Rights
Pursuant to Non-Cash Pay Notes Indenture, you may opt to convert your Non-Cash Pay Notes, or any portion of the principal amount thereof, into shares of our common stock at a conversion price equal to the price per share of common stock offered upon the consummation of our initial public offering on May 16, 2011, or $10.00 per share, up until the close of business on the day prior to the date of payment in full of the Non-Cash Pay Notes. The aggregate shares of our common stock available in such conversion shall be limited to 8,310,763 shares of our common stock, or approximately 21.1% of our fully diluted equity as of the date our initial public offering was consummated, pursuant to the Non-Cash Pay Notes Indenture. For more information on your conversion rights, see the section entitled, “Description of Notes.”

Risk Factors
Potential investors in the Non-Cash Pay Notes should carefully consider the matters set forth under the caption Risk Factors prior to making an investment decision with respect to the Non-Cash Pay Notes and/or converting the Non-Cash Pay Notes to shares of our common stock.

Use of Proceeds	We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of Non-Cash Pay Notes by the selling securityholders.

The Registrable Shares

Issuer	FriendFinder Networks Inc.
Common Stock Offered by the Selling Securityholders
The selling securityholders are offering up to an aggregate of 25,976,010 shares of common stock, consisting of i) 17,725,250 shares of our common stock held outright by various stockholders of FriendFinder Networks Inc. (the “Outstanding Shares”); and ii) 8,310,763 shares of our common stock issuable upon the conversion of all of the Non-Cash Pay Notes into shares of our common stock (the “Note Shares” and together with the Outstanding Shares, the “Registrable Shares”). For information concerning the selling stockholders and the manner in which they may offer and sell shares of our common stock, see “Selling Stockholders” and “Plan of Distribution” in this prospectus.

Outstanding Shares of Common Stock	As of April 20, 2012 , 31,880,261 shares of our common stock were issued and outstanding.
Risk Factors	Potential investors in the common stock should carefully consider the matters set forth under the caption Risk Factors prior to making an investment decision with respect to the common stock.
Use of Proceeds
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of shares by the selling stockholders. No consideration will be paid in connection with the conversion of the Non-Cash Pay Notes to Note Shares.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income or loss before income taxes plus fixed charges and fixed charges consist of interest expense (including amortized discount and deferred debt costs), interest related to VAT liability not charged to customers and the interest element of rent expense. Earnings are inadequate to cover fixed charges and therefore result in deficiencies amounting to approximately $49.9 million in 2006, $36.3 million in 2007, $64.1 million in 2008, $46.5 million in 2009, $43.6 million in 2010, and $ 31.1 million in 2011 . Although we previously had shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock outstanding, no preference dividends were paid for the fiscal years ended December 31, 2006, 2007, 2008, 2009 , 2010 and 2011. Please refer to Exhibit 12.1 filed with this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, of which this P rospectus Supplement and the Prospectus forms a part, which sets forth the computation of the ratio of earnings to fixed charges.

RISK FACTORS

Our business, financial condition, results of operations, cash flows and prospects, and the prevailing market price and performance of our common stock, may be adversely affected by a number of factors, including the matters discussed below and incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 . Certain statements and information set forth in this registration statement, as well as other written or oral statements made from time to time by us or by our authorized officers on our behalf, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should note that forward-looking statements in this document or incorporated by reference into this document speak only as of the date of this registration statement and we undertake no duty or obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations, plans, intentions and projections reflected in our forward-looking statements are reasonable, such statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that our stockholders and prospective investors should consider include the following:

Risks Related to the Registrable Notes

We may not have the funds, or the ability to raise the funds, necessary to service our indebtedness or repay the Registrable Notes when they become due.

To service our indebtedness, we will require a significant amount of cash. Our ability to maintain our current cash position or generate cash depends on many factors beyond our control. Our ability to make payments on and to refinance our indebtedness, including the Registrable Notes, and to fund operations will depend on existing cash balances and our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors, such as consumer preferences, that are beyond our control. We may not be able to generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to service our indebtedness, including the Registrable Notes. We may need to refinance all or a portion of our indebtedness, including the Registrable Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the Registrable Notes, on commercially reasonable terms or at all.

There may not be sufficient collateral to pay all or any portion of the Registrable Notes.

No appraisals of any collateral have been prepared. The value of collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the Registrable Notes and the guarantees of the Registrable Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends or uncertainties.

The proceeds of any sale of the collateral following a default by us may not be sufficient to satisfy the amounts due on the Registrable Notes. No appraisal of the fair market value of the collateral has been prepared and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amount of the Registrable Notes. If the value of the collateral is less than the principal amount of the Registrable Notes, then in the event of bankruptcy, you will have only an unsecured claim against FFN, INI and the subsidiary guarantors to the extent of such shortfall.

The value of the collateral securing the Registrable Notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the Registrable Notes will only be entitled to post-petition interest, fees, costs or charges under U.S. bankruptcy laws to the extent that the value of their security interest in the collateral is greater than the amount of their pre-

bankruptcy claim. Holders of the Registrable Notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under U.S. bankruptcy laws. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amounts of each of the Registrable Notes. If the value of the collateral is less than the principal amount of the Registrable Notes, then in the event of bankruptcy, you will only have an unsecured claim against FriendFinder, INI and the subsidiary guarantors to the extent of such shortfall. See “—There may not be sufficient collateral to pay all or any portion of the Registrable Notes.”

Your interest in the collateral may be adversely affected by the failure to record/and/or perfect security interests in certain collateral.

The security interests in the collateral securing the Registrable Notes include a pledge of certain equity interests and a pledge or security interest in, or lien on, assets, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. Although the agreements governing the Registrable Notes will contain customary further assurances and covenants, the collateral agent under the new agreements governing the Registrable Notes will not monitor the future acquisition or property and rights that constitute collateral.

We may not be able to satisfy our repayment obligations in the event of a change of control because we may lack the funds to do so.

Upon a change of control, each holder of the Registrable Notes will have the right to require us to repurchase their Notes in full at 110% of their principal amount, plus accrued and unpaid interest to the date of repurchase. Any future agreement governing any of our indebtedness may contain similar provisions. Accordingly, it is possible that we will not be able to satisfy our repurchase obligations of the Registrable Notes and future indebtedness upon a change of control because we may not have sufficient funds available to do so.

We breached certain covenants contained in our previously existing note agreements and our Indentures. If we were to breach the covenants contained under our Indentures, which include that we must maintain certain financial ratios, satisfy certain financial tests and remain in compliance with our Indentures, we may be restricted in the way we run our business.

Our previously existing note agreements required, and the Indentures governing our Registrable Notes require us to maintain certain financial ratios as well as comply with other financial covenants relating to minimum consolidated EBITDA and minimum consolidated coverage ratio and permitted investments. We and INI failed to comply with certain covenants contained within some of our previously existing note agreements and our Indentures.

On February 4, 2011, excess cash flow payments of $10.5 million and $0.5 million were paid under our Indentures to the holders of the Senior Secured Notes and Cash Pay Notes, respectively, which payments were in amounts equal to 102% of the principal amounts repaid, amounting to total principal reductions of $10.3 million and $0.5 million for the Senior Secured Notes and Cash Pay Notes, respectively. In the process of calculating the excess cash flow payments on February 4, 2011, we inadvertently used the methodology we applied pursuant to our previously existing note agreements, rather than the methodology under the indentures entered into in October 2010 .

This error resulted in underpayments of $3.9 million on the Senior Secured Notes and $0.2 million on the Cash Pay Notes, causing an event of default under each of those notes. Upon discovery of the error on February 28, 2011, we recalculated the excess cash flow payments and, on March 2, 2011, we made additional excess cash flow payments in amounts sufficient to cure the underpayments and cure the related event of default, which resulted in further principal reductions of $3.8 million and $0.2 million for the Senior Secured Notes and Cash Pay Notes, respectively.

If events of default occur in the future under any of the Indentures for our Registrable Notes and our efforts to cure such events of default are unsuccessful, it could result in the acceleration of our then-outstanding debt. If all of our indebtedness was accelerated as a result of an event of default, we may not have sufficient funds at the time of acceleration to repay most of our indebtedness and we may not be able to find additional or alternative financing to refinance any such accelerated obligations on terms acceptable to us or on any terms, which could have a material adverse effect on our ability to continue as a going concern.

If we do not maintain certain financial ratios, satisfy certain financial tests and remain in compliance with the Indentures governing our Notes, we may be restricted in the way we run our business.

The Indentures governing our Notes contain certain financial covenants and restrictions requiring us to maintain specified financial ratios and satisfy certain financial tests. As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing, compete effectively or take advantage of new business opportunities.

Our failure to comply with the covenants and restrictions contained in our Indentures could lead to a default under these instruments. If such a default occurs and we are unable to cure such default or obtain a waiver, the holders of the debt in default could accelerate the maturity of the related debt, which in turn could trigger the cross-default and cross-acceleration provisions of our other financing agreements. If any of these events occur, we cannot assure you that we will have sufficient funds available to pay in full the total amount of obligations that become due as a result of any such acceleration, or that we will be able to find additional or alternative financing to refinance any such accelerated obligations on terms acceptable to us or on any terms.

In March 2012, we amended the Indentures governing our Notes to amend certain financial covenants and restrictions, including restrictions requiring us to maintain specified financial ratios and satisfy certain financial tests. For more information, see Note V to the Company’s Audited Financial Statements as of December 31, 2011 and 2010 and the years ended December 31, 2011, 2010 and 2009.

We have defaulted on certain terms of our indebtedness in the past and we cannot assure you that we will be able to remain in compliance with these covenants in the future and, if we fail to do so, we cannot assure you that we will be able to cure such default, obtain waivers from the holders of the debt and/or amend the covenants as we have in the past. For example, on February 4, 2011, excess cash flow payments of $10.5 million and $0.5 million were paid under our Indentures to the holders of the Senior Secured Notes and Cash Pay Notes, respectively, which payments were in amounts equal to 102% of the principal amounts repaid, amounting to total principal reductions of $10.3 million and $0.5 million for the Senior Secured Notes and Cash Pay Notes, respectively. In the process of calculating the excess cash flow payments on February 4, 2011, we inadvertently used the methodology we applied pursuant to our previously existing note agreements, rather than the methodology under the indentures entered into in October 2010.

This error resulted in underpayments of $3.9 million on the Senior Secured Notes and $0.2 million on the Cash Pay Notes, causing an event of default under each of those notes. Upon discovery of the error on February 28, 2011, we recalculated the excess cash flow payments and, on March 2, 2011, we made additional excess cash flow payments in amounts sufficient to cure the underpayments and cure the related event of default, which resulted in further principal reductions of $3.8 million and $0.2 million for the Senior Secured Notes and Cash Pay Notes, respectively.

If events of default occur in the future under any of the Indentures for our Notes and our efforts to cure such events of default are unsuccessful, it could result in the acceleration of our then-outstanding debt. If all of our indebtedness was accelerated as a result of an event of default, we may not have sufficient funds at the time of acceleration to repay most of our indebtedness and we may not be able to find additional or alternative financing to refinance any such accelerated obligations on terms acceptable to us or on any terms, which could have a material adverse effect on our ability to continue as a going concern.

There is no public market for the Registrable Notes.

We do not intend to list the Registrable Notes on any securities exchange. We cannot assure you that an active trading market for the Registrable Notes will develop. If the Registrable Notes are traded, they may trade at a discount from their initial offering price, depending on a number of factors, including:

•	the number of noteholders;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Registrable Notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We do not assure you that the market for the Registrable Notes will be free from similar disruptions. Any disruptions could have an adverse effect on noteholders.

Fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the notes in specific circumstances, which would interfere with the payment of the subsidiary guarantees.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee made by any of our subsidiaries could be voided, or claims under the guarantee made by any of our subsidiaries could be subordinated to all other obligations of any such subsidiary, if the subsidiary, at the time it incurred the obligations under any guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value, or did not receive fair consideration, in exchange for incurring those obligations; and

(1)	was insolvent or rendered insolvent by reason of that incurrence;

(2)	was engaged in a business or transaction for which the subsidiary’s remaining assets constituted unreasonably small capital; or

(3)	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. In any such case, your right to receive payments in respect of the notes from any such guarantor would be structurally subordinated to all indebtedness and other liabilities of that guarantor.

A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. We believe that each of our subsidiaries making a guarantee received reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion or elect to apply a different standard in making its determination.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

We cannot assure you, however, as to what standard a court would apply in making these determinations. If a guarantee of the notes is voided as a fraudulent conveyance or is found to be unenforceable for any other reason, you will not have a claim against the guarantor.

Risks Related to our Common Stock

Purchasers of Registrable Shares from the selling securityholders may experience dilution.

Sales of Registrable Shares by the selling securityholders will not result in a change in the net tangible book value deficiency per share before and after the distribution of shares by the selling securityholders. However, purchasers of Registrable Shares from the selling securityholders will experience dilution to the extent of the excess of the amount per share paid over the net tangible book value deficiency per share of our common stock at the time of the purchase. Net tangible book value deficiency per share represents the amount that the total liabilities exceeds total tangible assets divided by the number of outstanding shares of our common stock. Any future equity issuances and future exercises of employee stock options or future exercises of outstanding warrants to purchase our common stock may also have a dilutive impact on the holders of our common stock.

Our executive officers, directors and their affiliates own a substantial percentage of our common stock, which may allow them to control matters requiring stockholder approval. They could also make business decisions for us with which you disagree and that cause our stock price to decline.

As of April 2 0 , 201 2 , our executive officers, directors and their affiliates beneficially own approximately 41% of our common stock. As a result, if they act in concert, they may be able to control matters requiring approval by our stockholders, including the election of directors, and could have the ability to prevent or approve a corporate transaction, even if other stockholders, including those who acquire shares subsequent to these exchange offers, oppose such action. This concentration of voting power could also have the effect of delaying, deterring, or preventing a change of control or other business combination, which could cause our stock price to decline.

There are a large number of shares of common stock outstanding, and a significant number of authorized but not issued shares of common stock which may be sold in the future and may cause the prevailing market price of our common stock to decrease and impair our capital raising abilities.

As of April 2 0 , 201 2 , 31,880,261 shares of common stock are issued and outstanding and an additional 80,619,739 shares of our voting common stock are authorized and available for issuance, which we may, in general, issue without any action or approval by our stockholders, including in connection with acquisitions or otherwise except as required by relevant stock exchange requirements.

The market price for our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, and even the perception that these sales could occur may depress the market price. The sale of shares issued upon the exercise or conversion of our derivative securities could also further dilute your investment in our common stock. Further, the sale of any of the foregoing shares could impair our ability to raise capital through the sale of additional equity securities.

Public interest group actions targeted at our stockholders may cause the prevailing market price of our common stock to decrease and impair our capital raising abilities.

Public interest groups may target our stockholders, particularly institutional stockholders, seeking to cause those stockholders to divest their holdings of our securities because of the adult-oriented nature of parts of our business. The sale by any institutional investor of its holdings of our common stock, and the reluctance of other institutional investors to invest in our securities, because of such public interest group actions, or the threat of such actions, could cause the market price of our common stock to decline and could impair our ability to raise capital through the sale of additional equity securities.

We will continue to incur increased costs as a result of being a public company.

As a public company, we will continue to incur increased legal, accounting and other costs not incurred as a private company. The Sarbanes-Oxley Act of 2002 and related rules and regulations of the SEC and NASDAQ regulate the corporate governance practices of public companies. We expect that compliance with these requirements will increase our expenses and make some activities more time consuming than they have been in the past when we were a private company. Although we are currently unable to estimate these increased costs with any degree of certainty, such additional costs going forward could negatively impact our financial results.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our ability to produce accurate financial statements and on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to furnish a report by our management on our internal control over financial reporting. We have not been subject to these requirements in the past. The internal control report must contain (a) a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting, (b) a statement identifying the framework used by management to conduct the required evaluation of the effectiveness of our internal control over financial reporting, and (c) management’s assessment of the effectiveness of our internal control over financial reporting as of the end of our most recent fiscal year, including a statement as to whether or not internal control over financial reporting is effective.

To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to dedicate internal resources, engage outside consultants and adopt a detailed work plan to (a) assess and document the adequacy of internal control over financial reporting, (b) take steps to improve control processes where appropriate, (c) validate through testing that controls are functioning as documented, and (d) implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, we can provide no assurance as to our, or our independent registered public accounting firm’s, conclusions with respect to the effectiveness of our internal control over financial reporting under Section 404. There is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal controls over financial reporting are effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We do not intend to pay dividends in the foreseeable future.

You should not rely on an investment in our common stock to provide dividend income. We do not currently pay any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain future earnings to fund our growth and repay existing indebtedness. In addition, our ability to pay dividends is prohibited by the terms of our currently outstanding notes and we expect that any future credit facility will contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, you will receive a return on your investment in our common stock only if our common stock appreciates in value. You may therefore not realize a return on your investment even if you sell your shares.

Our stock price may be volatile, and you may not be able to resell shares of our common stock at or above the price you paid.

Our common stock has been traded on NASDAQ since May 11, 2011. The trading price of our common stock subsequent to our initial public offering has been volatile and may continue to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	Quarterly variations in our results of operations or those of our competitors.

•	Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments.

•	Disruption to our operations or those of our marketing affiliates.

•	The emergence of new sales channels in which we are unable to compete effectively.

•	Our ability to develop and market new and enhanced products on a timely basis.

•	Commencement of, or our involvement in, litigation.

•	Any major change in our board or management.

•	Changes in governmental regulations or in the status of our regulatory approvals.

•	Changes in earnings estimates or recommendations by securities analysts.

•	General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If the minimum bid price of our common stock falls below $1.00 or if the market value of our publicly held shares falls below $15 million, our common stock may be delisted by NASDAQ, which could limit your ability to sell shares of our common stock and could limit our ability to raise additional capital.

We need to maintain certain financial and corporate governance qualifications in order to maintain the listing of our shares of common stock on NASDAQ. These requirements include that we maintain a minimum bid price for our shares of common stock of $1.00 and that the market value of our publicly held shares is more than $15 million. On January 6, 2012 and January 10, 2012, respectively, we received notice from NASDAQ that the market value of our publicly held shares was less than the $15 million minimum, and that the minimum bid price of our common stock had fallen below $1.00 for the last 30 consecutive trading days. On February 14, 2012, NASDAQ sent us notice that we had regained compliance with the listing rules. If the shares of our common stock were to again trade below the $1.00 minimum bid price for 30 consecutive days or if the market value of our publicly held shares is less than $15 million for 30 consecutive days, NASDAQ would send us a deficiency notice advising us that we have 180 calendar days to regain compliance with the applicable requirements. We cannot assure you that we will at all times meet the criteria for continued listing, including that our stock price will continue to meet the minimum bid price requirement under NASDAQ’s rules. If our common stock were to be delisted from NASDAQ, the market for your shares may be limited, and as a result, you may not be able to sell your shares at an acceptable price, or at all. In addition, a delisting may make it more difficult or expensive for us to raise additional capital in the future.

Anti-takeover provisions in our articles of incorporation and bylaws or provisions of Nevada law could prevent or delay a change in control, even if a change of control would benefit our stockholders.

Provisions of our articles of incorporation and our bylaws, as well as provisions of Nevada law, could discourage, delay or prevent a merger, acquisition or other change in control, even if a change in control would benefit our stockholders. These provisions:

•	establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

•	authorize our board of directors to issue “blank check” preferred stock to increase the number of outstanding shares and thwart a takeover attempt;

•	require the written request of at least 75% of the voting power of our capital stock in order to compel management to call a special meeting of the stockholders; and

•	prohibit stockholder action by written consent and require that all stockholder actions be taken at a meeting of our stockholders, unless otherwise specifically required by our articles of incorporation or the Nevada Revised Statutes.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain Nevada corporations in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. These laws will apply to us if we have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our articles of incorporation or our bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.” These laws may have a chilling effect on certain transactions if our articles of incorporation or our bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada law also provides that if a person is the “beneficial owner” of 10% or more of the voting power of certain Nevada corporations, such person is an “interested stockholder” and may not engage in any “combination” with the corporation for a period of three years from the date such person first became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder. Another exception to this prohibition is if the combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder at a meeting called for that purpose, no earlier than three years after the date that the person first became an interested stockholder. These laws generally apply to Nevada corporations with 200 or more stockholders of record, but a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws. We have made such an election in our articles of incorporation. Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.

Risks Related to our High Level of Indebtedness

Our indebtedness could make obtaining additional capital resources difficult and could materially adversely affect our business, financial condition, results of operations and our growth strategy.

As of December 31, 2011 , the outstanding principal balances under our Senior Secured Notes, Cash Pay Notes and Non-Cash Pay Notes, were $ 228.4 million, $ 10.3 million and $ 265.3 million, respectively. We will require additional capital resources in the future and there can be no assurance that such funds will be available to us on favorable terms, or at all. The unavailability of funds could have a material adverse effect on our financial condition, results of operations and ability to expand our operations. Remaining indebtedness after this offering could materially adversely affect us in a number of ways, including the following:

•	we may be unable to obtain additional financing for working capital, capital expenditures, acquisitions, repayment of debt at maturity and other general corporate purposes;

•	a significant portion of our cash flow from operations must be dedicated to debt service, which reduces the amount of cash we have available for other purposes;

•	we may be disadvantaged as compared to our competitors, such as in our ability to adjust to changing market conditions, as a result of the amount of debt we owe;

•	we may be restricted in our ability to make strategic acquisitions and to exploit business opportunities; and

•	additional dilution of stockholders may be required to service our debt.

Moreover, our Indentures contain covenants that limit our actions. These covenants could materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interest. The covenants limit our ability to, among other things:

•	incur or guarantee additional indebtedness;

•	repurchase capital stock;

•	make loans and investments;

•	enter into agreements restricting our subsidiaries’ abilities to pay dividends;

•	grant liens on assets;

•	sell or otherwise dispose of assets;

•	enter new lines of business;

•	merge or consolidate with other entities; and

•	engage in transactions with affiliates.

Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not be able to generate sufficient cash flow from operations or future borrowings may not be available to us in an amount sufficient to enable us to pay our indebtedness or debt securities, including the Registrable Notes, or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness on or before maturity. However, we may not be able to complete such refinancing on commercially reasonable terms or at all.

Risks Related to our Business and Industry

The disclosures of risks related to our business and industry are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. See pages 23–45 of our Annual Report on Form 10-K.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale of the Registrable Notes and Registrable Shares offered by this prospectus. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of Registrable Notes or Registrable Shares by the selling securityholders. No consideration will be paid in connection with the conversion of the Non-Cash Pay Notes to Note Shares.

DILUTION

Pursuant to this offering, we are registering the resale of the Registrable Notes and Registrable Shares to permit the resale of these securities by the selling securityholders on a continuous or delayed basis in the future. Sales of Registrable Shares by the selling securityholders will not result in a change to the net tangible book value deficiency per share before and after the distribution of shares by the selling securityholders. However, purchasers of Registrable Shares from the selling securityholders will experience dilution to the extent of the excess of the amount per share paid over the net tangible book value deficiency per share of our common stock at the time of the purchase. Net tangible book value deficiency per share represents the amount that the total liabilities exceeds total tangible assets divided by the number of outstanding shares of our common stock.

SELLING SECURITYHOLDERS

The selling securityholders, including their transferees, pledgees, donees or their successors, may from time to time offer and sell, pursuant to this prospectus, any or all of the Senior Secured Notes, Cash Pay Notes, Non-Cash Pay Notes, shares of common stock issuable upon the conversion of the Non-Cash Pay Notes and shares of common stock owned outright by the selling securityholders. The following tables and footnotes set forth certain information with respect to selling securityholders and the principal amount of Registrable Notes, principal amount of paid-in-kind Non-Cash Pay Notes and the amount of Registrable Shares beneficially owned by each selling securityholder that may be offered under this prospectus. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes any security with respect to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.

The information in the tables below is based on information provided by or on behalf of the selling securityholders, or our records, the records of the trustee of the Registrable Notes and the records of the transfer agent as of April 2 0 , 2011.

Our registration of these securities does not necessarily mean that the selling securityholders will sell any or all of the securities covered by this prospectus. See the section, “Plan of Distribution” in this prospectus for additional information about the selling securityholders and the manner in which the selling securityholders may dispose of their securities. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of the Registrable Notes or Registrable Shares since the date on which they provided the information regarding their Registrable Notes or Registrable Shares in transactions exempt from the registration requirements of the Securities Act. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the securities listed below have sole voting and investment power with respect to the Registrable Notes and Registrable Shares. Unless set forth below, none of the selling securityholders has nor had within the past three years any material relationship with us or any of our predecessors or affiliates. To our knowledge, except as indicated in the footnotes to the tables below, none of the selling securityholders is a registered broker-dealer or an affiliate thereof.

Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders may be set forth in amendments or prospectus supplements if and when necessary.

Senior Secured Notes

Name of Selling Securityholder	Principal Amount of Notes Outstanding That are Owned and That May Be Sold Pursuant to This Prospectus*	Principal Amount of Notes Beneficially Owned After Completion of the Offering	Percentage of Aggregate Principal Amount of Notes Beneficially Owned After Completion of the Offering(1)
ADVANCED SERIES TRUST—AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO(2)	$88,732	0	†
AMERICAN BEACON SIM HIGH YIELD OPPORTUNITIES FUND(3)	$650,000	0	†
ANDREW B CONRU TRUST(4)	$72,514,894	0	†
AQR DELTA MASTER ACCOUNT, L.P.(5)	$702,138	0	†
AQR DELTA SAPPHIRE FUND, L.P.(6)	$104,164	0	†
AQR FUNDS—AQR DIVERSIFIED ARBITRAGE FUND(7)	$856,454	0	†
AQR OPPORTUNISTIC PREMIUM OFFSHORE FUND, L.P.(8)	$111,879	0	†
CNH DIVERSIFIED OPPORTUNITIES MASTER ACCOUNT, L.P.(9)	$65,585	0	†
DEL MAR MASTER FUND, LTD(10)	$19,227,391	0	†

Name of Selling Securityholder	Principal Amount of Notes Outstanding That are Owned and That May Be Sold Pursuant to This Prospectus*	Principal Amount of Notes Beneficially Owned After Completion of the Offering	Percentage of Aggregate Principal Amount of Notes Beneficially Owned After Completion of the Offering(1)
PERMAL CAPITAL STRUCTURE OPPORTUNITIES, LTD(11)	$1,410,000	0	†
QWEST PENSION TRUST(12)	$1,025,000	0	†
ROCKVIEW SHORT ALPHA FUND, LTD(13)	$3,351,445	0	†
ROCKVIEW TRADING, LTD(14)	$24,843,719	0	†
STONEHILL INSTITUTIONAL PARTNERS LP(15)	$19,300,721	0	†
STONEHILL MASTER FUND LTD(16)	$23,755,535	0	†
THORNBURG STRATEGIC INCOME FUND(17)	$578,685	0	†
VISIUM BALANCED MASTER FUND LTD(18)	$1,424,400	0	†
VISIUM CREDIT MASTER FUND LTD(19)	$17,304,633	0	†
VISIUM EQUITY GLOBAL MASTER FUND LTD(20)	$4,459,650	0	†
TOTAL	$196,418,127	0	†

*	Amounts have been rounded to the nearest dollar.

†	Less than 1%.

(1)	Based on the aggregate principal amount of Senior Secured Notes outstanding of $ 221,170,427 .

(2)	Advanced Series Trust — AST Academic Strategies Asset Allocation Portfolio (“AST”) is an affiliate of Pruco Securities, LLC, Prudential Investment Management Services LLC and Prudential Annuities Distributors, Inc., which are broker-dealers registered pursuant to Section 15 of the Securities and Exchange Act of 1934. AST purchased the notes in the ordinary course of business and at the time of the purchase of the notes, it had no agreements or understandings with any person to distribute the securities. CNH Partners, LLC is the sub-advisor of AST. CNH Partners, LLC is controlled indirectly by Mr. Todd Pulvino and Mr. Mark Mitchell. Accordingly, Mr. Pulvino and Mr. Mitchell share voting and investment power over the notes owned by AST. AQR Capital Management, LLC acts as the investment manager to the Diversified Arbitrage investment arm of AST. The address of AST is c/o AQR Capital Management, LLC, Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(3)	Strategic Income Management is the investment subadvisor to American Beacon Sim High Yield Opportunities Fund. Mr. Gary Pokrzywinski is the portfolio manager of Strategic Income Management and has sole voting and investment power over the notes owned by American Beacon Sim High Yield Opportunities Fund. The address of American Beacon Sim High Yield Opportunities Fund is 4151 Amon Carter Blvd., MD 2450, Fort Worth, TX 76155.

(4)	To the best of our knowledge, Andrew Conru holds voting and investment power over the notes owned by the Andrew B. Conru Trust. The address of the Andrew B. Conru Trust is c/o Bose McKinney & Evans LLP 111 Monument Circle, Suite 2700, Indianapolis, IN 46204.

(5)	The general partner of AQR DELTA Master Account, L.P. is AQR Capital Management III, LLC. AQR Capital Management, LLC is the sole member of AQR Capital Management III, LLC. AQR Capital Management Holdings, LLC is the sole member of AQR Capital Management, LLC. Mr. Clifford S. Asness is a greater than 25% shareholder of AQR Capital Management Holdings, LLC. CNH Partners, LLC is the sub-advisor of AQR DELTA Master Account, L.P. CNH Partners, LLC is controlled indirectly by Mr. Todd Pulvino and Mr. Mark Mitchell. Accordingly, Mr. Pulvino and Mr. Mitchell share voting and investment power over the notes owned by AQR DELTA Master Account, L.P. The address of AQR DELTA Master Account, L.P. is c/o AQR Capital Management, LLC, Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(6)	The general partner of AQR DELTA Sapphire Fund, L.P. is AQR Capital Management II, LLC. AQR Capital Management, LLC is the sole member of AQR Capital Management II, LLC. AQR Capital Management Holdings, LLC is the sole member of AQR Capital Management, LLC. Mr. Clifford S. Asness is a greater than 25% shareholder of AQR Capital Management Holdings, LLC. CNH Partners, LLC is the sub-advisor of AQR DELTA Sapphire Fund, L.P. CNH Partners, LLC is controlled indirectly by Mr. Todd Pulvino and Mr. Mark Mitchell. Accordingly, Mr. Pulvino and Mr. Mitchell share voting and investment power over the notes owned by AQR DELTA Sapphire Fund, L.P. The address of AQR DELTA Sapphire Fund, L.P. is c/o AQR Capital Management, LLC, Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(7)	CNH Partners, LLC is the sub-advisor of AQR Funds — AQR Diversified Arbitrage Fund. CNH Partners, LLC is controlled indirectly by Mr. Todd Pulvino and Mr. Mark Mitchell. Accordingly, Mr. Pulvino and Mr. Mitchell share voting and investment power over the notes owned by AQR Funds — AQR Diversified Arbitrage Fund. AQR Funds — AQR Diversified Arbitrage Fund is a series of the Delaware Statutory Trust, AQR Funds (the “Trust”). AQR Capital Management, LLC acts as the investment advisor to the Trust. The address of AQR Funds — AQR Diversified Arbitrage Fund is c/o AQR Capital Management, LLC, Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(8)	The general partner of AQR Opportunistic Premium Offshore Fund, L.P. is AQR Capital Management III, LLC. AQR Capital Management, LLC is the sole member of AQR Capital Management III, LLC. AQR Capital Management Holdings, LLC is the sole member of AQR Capital Management, LLC. Mr. Clifford S. Asness is a greater than 25% shareholder of AQR Capital Management Holdings, LLC. CNH

Partners, LLC is the sub-advisor of AQR Opportunistic Premium Offshore Fund, L.P. CNH Partners, LLC is controlled indirectly by Mr. Todd Pulvino and Mr. Mark Mitchell. Accordingly, Mr. Pulvino and Mr. Mitchell share voting and investment power over the notes owned by AQR Opportunistic Premium Offshore Fund, L.P. The address of AQR Opportunistic Premium Offshore Fund, L.P. is c/o AQR Capital Management, LLC, Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(9)	The general partner of CNH Diversified Opportunities Master Account, L.P. is CNH Principal Partners I, LLC. CNH Partners, LLC is the sole member of CNH Principal Partners I, LLC. RAIM Corp. is a 50% owner of CNH Partners, LLC. Mr. Todd Pulvino and Mr. Mark Mitchell are each 50% owners of RAIM Corp. AQR Capital Management, LLC is a 50% owner of CNH Partners, LLC. AQR Capital Management Holdings, LLC is the sole member of AQR Capital Management, LLC. Mr. Clifford S. Asness is a greater than 25% shareholder of AQR Capital Management Holdings, LLC. CNH Partners, LLC is the sub-advisor of CNH Diversified Opportunities Master Account, L.P. CNH Partners, LLC is controlled indirectly by Mr. Todd Pulvino and Mr. Mark Mitchell. Accordingly, Mr. Pulvino and Mr. Mitchell share voting and investment power over the notes owned by CNH Diversified Opportunities Master Account, L.P. The address of CNH Diversified Opportunities Master Account, L.P. is Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(10)	Mr. Marc Simon is the Director of Del Mar Master Fund, Ltd. Del Mar Asset Management, LP is the advisor to Del Mar Master Fund, Ltd. The general partner of Del Mar Asset Management, LP is Del Mar Management, LLC. David Freelove is the president, chief executive officer and a managing member of Del Mar Management, LLC and has sole voting and investment power over the notes owned by Del Mar Master Fund, Ltd. The address of Del Mar Master Fund, Ltd. is c/o Walkers Financial Svcs, 83 Mary St., Georgetown, Grand Cayman KY1-9005 Cayman Islands.

(11)	Sandler Capital Management is the Investment Manager for Permal Capital Structure Opportunities, Ltd. (“PCSO”) and SERF Corp. is a General Partner in Sandler Capital Management. The controlling entity of PCSO is Citco Bank and Trust Company, Ltd. Mr. Doug Schimmel holds sole voting and investment power over the notes held by Permal Capital Structure Opportunities, Ltd. The address of PCSO is 711 5th Ave., 15th Floor, New York, NY 10022.

(12)	GoldenTree Asset Management LP, a Delaware limited partnership, is the investment manager to Qwest Pension Trust. The general partner of GoldenTree Asset Management LP is GoldenTree Asset Management LLC. The senior managing member and sole member of GoldenTree Asset Management LLC is Mr. Steven A. Tananbaum, who has sole voting and investment power over the notes owned by Qwest Pension Trust. The address for Qwest Pension Trust is c/o GoldenTree Asset Management, LP, 485 Lexington Ave., 15th Floor, New York, NY 10017.

(13)	Mr. Kevin Schweitzer is the managing member of Zabak Capital, LLC and holds sole voting and investment power over the notes owned by Rockview Short Alpha Fund, Ltd. Zabak Capital, LLC is the managing member of Rockview Management, LLC. Rockview Management, LLC is the investment manager to Rockview Short Alpha Fund, Ltd. The address of Rockview Short Alpha Fund, Ltd. is MetroCenter, One Station Place, 7th Floor, Stamford, CT 06902.

(14)	Mr. Kevin Schweitzer is the managing member of Zabak Capital, LLC and holds sole voting and investment power over the notes owned by RockView Trading, Ltd. Zabak Capital, LLC is the managing member of RockView Management LLC. Rockview Management, LLC is the investment manager to RockView Trading, Ltd. The address of Rockview Trading, Ltd. is MetroCenter, One Station Place, 7th Floor, Stamford, CT 06902.

(15)	Stonehill Capital Management LLC, a Delaware limited liability company (“SCM”), is the investment advisor of Stonehill Institutional Partners, L.P. (“Stonehill Institutional”) and Stonehill General Partner, LLC, (“Stonehill GP”) is the General Partner of Stonehill Institutional. Mr. John Motulsky, Mr. Christopher Wilson, Mr. Wayne Teetsel, Mr. Thomas Varkey, Mr. Jonathan Sacks, Mr. Peter Sisitsky and Mr. Michael Thoyer (collectively, the “Members”) are the managing members of SCM and Stonehill GP and therefore share voting and investment power over the notes owned by Stonehill Institutional. The address of Stonehill Institutional is c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, NY 10022.

(16)	Stonehill Capital Management LLC, a Delaware limited liability company (“SCM”) is the investment advisor of Stonehill Master Fund Ltd (“Stonehill Master”). Mr. John Motulsky, Mr. Christopher Wilson, Mr. Wayne Teetsel, Mr. Thomas Varkey, Mr. Jonathan Sacks, Mr. Peter Sisitsky and Mr. Michael Thoyer (collectively, the “Members”) are the managing members of SCM and therefore share voting and investment power over the notes owned by Stonehill Master. The address of Stonehill Master is c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, NY 10022.

(17)	Thornburg Strategic Income Fund is an affiliate of a broker-dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934. Thornburg Strategic Income Fund purchased the notes in the ordinary course of business and at the time of the purchase of the notes, it had no agreements or understandings with any person to distribute the securities. Mr. Jason Brady is the portfolio manager of Thornburg Strategic Income Fund and therefore has sole voting and investment power over the notes owned by Thornburg Strategic Income Fund. The address of Thornburg Strategic Income Fund is 2300 North Ridgetop Road, Santa Fe, NM 87506.

(18)	Visium Asset Management, LP has discretionary trading authority over these notes. The General Partner of Visium Asset Management, LP is JG Asset, LLC. Mr. Jacob Gottlieb and Mr. Mark Gottlieb are the holders of membership interests in JG Asset, LLC and therefore share voting and investment power over the notes owned by Visium Balanced Master Fund Ltd. The address of Visium Balanced Master Fund, Ltd. is c/o Visium Asset Management, LP, 950 Third Avenue, 29th Floor, New York, NY 10022.

(19)	Visium Asset Management, LP has discretionary trading authority over these notes. The General Partner of Visium Asset Management, LP is JG Asset, LLC. Mr. Jacob Gottlieb and Mr. Mark Gottlieb are the holders of membership interests in JG Asset, LLC and therefore share voting and investment power over the notes owned by Visium Credit Master Fund Ltd. The address of Visium Credit Master Fund, Ltd. is c/o Visium Asset Management, LP, 950 Third Avenue, 29th Floor, New York, NY 10022.

(20)	Visium Asset Management, LP has discretionary trading authority over these notes. The General Partner of Visium Asset Management, LP is JG Asset, LLC. Mr. Jacob Gottlieb and Mr. Mark Gottlieb are the holders of membership interests in JG Asset, LLC and therefore share voting and investment power over the notes owned by Visium Equity Global Master Fund Ltd. The address of Visium Equity Global Master Fund, Ltd. is c/o Visium Asset Management, LP, 950 Third Avenue, 29th Floor, New York, NY 10022.

Cash Pay Notes

Name of Selling Securityholder	Principal Amount of Notes Outstanding That are Owned and That May Be Sold Pursuant to This Prospectus*	Principal Amount of Notes Beneficially Owned After Completion of the Offering	Percentage of Aggregate Principal Amount of Notes Beneficially Owned After Completion of the Offering(1)
MARC H. BELL(2)	$4,995,475	0	†
STATON FAMILY INVESTMENTS LTD(3)	$4,995,475	0	†
TOTAL	$9,990,950	0	†

*	Amounts have been rounded to the nearest dollar.

†	Less than 1%.

(1)	Based on the aggregate principal amount of Cash Pay Notes outstanding of $ 9,990,950 .

(2)	Marc H. Bell is our Chief Executive Officer, President and a Director.

(3)	Daniel C. Staton, our Chairman of the Board, is a member of Staton Family Investments, Ltd. and has sole voting and investment power over the notes owned by Staton Family Investments, Ltd. The address of Staton Family Investments, Ltd. is 6800 Broken Sound Parkway, Boca Raton, FL 33487.

Non-Cash Pay Notes And Common Stock

Name of Selling Securityholder	Aggregate Principal Amount of Notes Owned and Outstanding*	Aggregate Principal Amount of Notes Paid-In Kind That May Be Paid(1)*	Aggregate Principal Amount of Notes That May be Sold*	Number of Shares of Common Stock Owned Upon Full Conversion of Notes	Number of Shares Of Common Stock Owned Outright	Aggregate Number of Shares of Common Stock That May Be Sold Pursuant to This Prospectus(2)	Principal Amount of Notes Beneficially Owned After This Offering	Percentage of Principal Amount of Notes Beneficially Owned After This Offering(3)	Number of Shares of Common Stock Owned After This Offering(4)	Percentage of Shares of Common Stock Owned After This Offering(4),(5)
ADVANCED SERIES TRUST — AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO(6)	$237,938	$88,802	$326,739	7,883	—	7,883	0	†	0	†
ANDREW B. CONRU TRUST(7)	$174,920,813	$52,222,412	$227,143,225	5,480,112	3, 2 80,879	8,760,991	0	†	0	†
AQR DIVERSIFIED ARBITRAGE FUND(8)	$2,544,147	$759,552	$3,303,699	79,706	—	79,706	0	†	0	†
AQR OPPORTUNISTIC PREMIUM OFFSHORE FUND LP(9)	$279,577	$83,467	$363,044	8,759	—	8,759	0	†	0	†
BELL FAMILY 2003 CHARITABLE LEAD ANNUITY TRUST(10)	$—	$—	$—	—	184,190	184,190	—	—	0	†
MARC H. BELL(11)	$—	$—	$—	—	5,147,671	5,087,668	—	—	60,003	†
BESSEMER TRUST COMPANY, N.A. AND MATTHEW SMYTH AS TRUSTEES OF THE DIETRICH WEISMANN SETTLEMENT TRUST A(12)	$—	$—	$—	—	1,883	1,883	—	—	0	†

Name of Selling Securityholder	Aggregate Principal Amount of Notes Owned and Outstanding*	Aggregate Principal Amount of Notes Paid-In Kind That May Be Paid(1)*	Aggregate Principal Amount of Notes That May be Sold*	Number of Shares of Common Stock Owned Upon Full Conversion of Notes	Number of Shares Of Common Stock Owned Outright	Aggregate Number of Shares of Common Stock That May Be Sold Pursuant to This Prospectus(2)	Principal Amount of Notes Beneficially Owned After This Offering	Percentage of Principal Amount of Notes Beneficially Owned After This Offering(3)	Number of Shares of Common Stock Owned After This Offering(4)	Percentage of Shares of Common Stock Owned After This Offering(4),(5)
BESSEMER TRUST COMPANY, N.A. AND ROGER KIMBALL AS TRUSTEES OF THE DIETRICH WEISMANN SETTLEMENT TRUST B(13)	$—	$—	$—	—	2,152	2,152	—	—	0	†
SHMUEL BRILL AND SUSANNA BRILL(14)	$—	$—	$—	—	3,043	3,043	—	—	0	†
CEDARVIEW OPPORTUNITIES MASTER FUND, LP(15)	$3,832,637	$1,144,230	$4,976,867	120,073	—	120,073	0	†	0	†
CITIGROUP PENSION PLAN — DALTON DISTRESSED CREDIT(16)	$894,645	$267,095	$1,161,740	28,028	—	28,028	0	†	0	†
COMMERCE COURT(17)	$88,125	$32,889	$121,015	2,919	—	2,919	—	†	—	†
DALTON DISTRESSED CREDIT (MASTER) FUND LTD(18)	$335,492	$100,161	$435,653	10,511	—	10,511	0	†	0	†
DEL MAR MASTER FUND, LTD(19)	$—	$—	$—	—	698,180	698,180	—	†	0	†
DG VALUE PARTNERS LP(20)	$722,625	$269,695	$992,320	23,941	—	23,941	0	†	0	†
FLORESCUE FAMILY CORPORATION(21)	$1,976,932	$590,211	$2,567,143	61,936	1,086,366	1,148,302	0	†	0	†
RUSSELL FRYE(22)	$—	$—	$—	—	133,949	133,949	—	—	0	†
HAYMAN CAPITAL MASTER FUND, LP(23)	$12,954,375	$4,834,773	$17,789,148	429,185	—	429,185	0	†	0	†
INVESTIN PRO FMBA DALTON DISTRESSED DEBT(24)	$1,374,750	$513,078	$1,887,828	45,546	—	45,546	0	†	0	†
MAPSTEAD TRUST (25)	$23,526,263	$7,023,739	$30,550,002	737,057	462,992	1,200,049	0	†	0	†
PAW ASSOCIATES LLC(26)	$—	$—	$—	—	11,454	11,454	—	—	0	†
PERMAL CAPITAL STRUCTURE OPPORTUNITIES LTD(27)	$1,677,459	$500,804	$2,178,263	52,553	—	52,553	0	†	0	†
ROCKVIEW TRADING LTD(28)	$1,118,306	$333,869	$1,452,175	35,036	—	35,036	0	†	0	†
SG AURORA MASTER FUND LP(29)	$559,153	$166,935	$726,088	17,518	—	17,518	0	†	0	†
SPECIAL SITUATIONS, LLC(30)	$246,750	$92,091	$338,841	8,175	22,075	30,250	0	†	0	†
SPECIAL SITUATIONS X, LLC(31)	$528,750	$197,338	$726,088	17,518	—	17,518	0	†	0	†
STATON FAMILY PERPETUAL TRUST(32)	$—	$—	$—	—	1,688,970	1,688,970	—	—	0	†
STATON MEDIA LLC(33)	$—	$—	$—	—	149,995	149,995	—	—	0	†
STATON FAMILY INVESTMENTS LTD(34)	$—	$—	$—	—	3,432,893	3,432,893	—	—	0	†

Name of Selling Securityholder	Aggregate Principal Amount of Notes Owned and Outstanding*	Aggregate Principal Amount of Notes Paid-In Kind That May Be Paid(1)*	Aggregate Principal Amount of Notes That May be Sold*	Number of Shares of Common Stock Owned Upon Full Conversion of Notes	Number of Shares Of Common Stock Owned Outright	Aggregate Number of Shares of Common Stock That May Be Sold Pursuant to This Prospectus(2)	Principal Amount of Notes Beneficially Owned After This Offering	Percentage of Principal Amount of Notes Beneficially Owned After This Offering(3)	Number of Shares of Common Stock Owned After This Offering(4)	Percentage of Shares of Common Stock Owned After This Offering(4),(5)
STONEHILL INSTITUTIONAL PARTNERS LP(35)	$6,257,517	$1,868,175	$8,125,692	196,042	—	196,042	0	†	0	†
STONEHILL MASTER FUND LTD(36)	$12,263,150	$3,661,150	$15,924,300	384,193	—	384,193	0	†	0	†
STRATEGIC MEDIA I LLC(37)	$—	$—	$—	—	1,274,165	1,274,165	—	—	0	†
VISIUM BALANCED MASTER FUND LTD(38)	$2,129,255	$635,68 7	$2,764,942	66,708	—	66,708	0	†	0	†
VISIUM CREDIT MASTER FUND LTD(39)	$3,462,276	$1,033,659	$4,495,935	108,470	—	108,470	0	†	0	†
VISIUM EQUITY GLOBAL MASTER FUND LTD(40)	$—	$—	$—	—	81,812	81,812	—	—	0	†
THE WEISMANN FOUNDATION(41)	$—	$—	$—	—	15,634	15,634	—	—	0	†
THE 2007 AIDAN STIRLING WEISMANN TRUST(42)	$—	$—	$—	—	407	407	—	—	0	†
DIETRICH WEISMANN CHARITABLE LEAD ANNUITY TRUST (LUCY MANAGED) (43)	$—	$—	$—	—	1,219	1,219	—	—	0	†
DIETRICH WEISMANN CHARITABLE LEAD ANNUITY TRUST (PAUL MANAGED)(44)	$—	$—	$—	—	1,219	1,219	—	—	0	†
DIETRICH WEISMANN REVOCABLE TRUST(45)	$—	$—	$—	—	37,454	37,454	—	—	0	†
THE 2005 OWEN AYRTON WEISMANN TRUST(46)	$—	$—	$—	—	507	507	—	—	0	†
PAUL A. WEISMANN(47)	$—	$—	$—	—	292	292	—	—	0	†
PAUL A. WEISMANN DESCENDANTS TRUST(48)	$—	$—	$—	—	2,866	2,866	—	—	0	†
PHILLIPA V. WEISMANN(49)	$—	$—	$—	—	2,691	2,691	—	—	0	†
LUCY C. VELTRI(50)	$—	$—	$—	—	292	292	—	—	0	†
ZELL CREDIT OPPORTUNITIES MASTER FUND LP(51)	$11,183,063	$3,338,691	$14,521,753	350,355	—	350,355	0	†	0	†
2B LLC(52)	$1,163,250	$434,143	$1,597,393	38,539	—	38,539	0	†	0	†
TOTAL	$265,272,950	$79,196,941	$344,469,892	8,310,763	17,725,250	25,976,010	0	†	60,003	†

*	Amounts have been rounded to the nearest dollar.

†	Less than 1%.

(1)	Equals the maximum aggregate principal amount of Non-Cash Pay Notes that may be paid-in-kind in respect of interest payments.

(2)	Includes the aggregate number of shares of common stock held upon full conversion of the Non-Cash Pay Notes and shares held outright that may be sold pursuant to this Prospectus.

(3)	Based on the aggregate principal amount of Non-Cash Pay Notes outstanding of $ 196,418,127 and $ 79,196,941 of Non-Cash Pay Notes that may be paid-in-kind in respect of interest payments.

(4)	The shares and percentages reflected in these columns reflect the aggregate number of shares of common stock held upon full conversion of the Non-Cash Pay Notes and shares held outright by certain selling securityholders after public resale of all shares that may be sold pursuant to this Prospectus.

(5)	Based on 31, 880,261 shares of our common stock outstanding as of April 2 0 , 201 2 .

(6)	Advanced Series Trust —AST Academic Strategies Asset Allocation Portfolio (“AST”) is an affiliate of Pruco Securities, LLC, Prudential Investment Management Services LLC and Prudential Annuities Distributors, Inc., which are broker-dealers registered pursuant to Section 15 of the Securities and Exchange Act of 1934. AST purchased the notes in the ordinary course of business and at the time of the purchase of the notes, it had no agreements or understandings with any person to distribute the securities. CNH Partners, LLC is the sub-advisor of AST. CNH Partners, LLC is controlled indirectly by Mr. Todd Pulvino and Mr. Mark Mitchell. Accordingly, Mr. Pulvino and Mr. Mitchell share voting and investment power over the notes owned by AST. AQR Capital Management, LLC acts as the investment manager to the Diversified Arbitrage investment arm of AST. The address of AST is c/o AQR Capital Management, LLC, Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(7)	To the best of our knowledge, Andrew Conru holds voting and investment power over the notes and shares held by the Andrew B. Conru Trust. The address of the Andrew B. Conru Trust Agreement is c/o Bose Mckinney & Evans, LLP, 111 Monument Circle, Suite 2700, Indianapolis, IN 46204.

(8)	CNH Partners, LLC is the sub-advisor of AQR Diversified Arbitrage Fund. CNH Partners, LLC is controlled indirectly by Mr. Todd Pulvino and Mr. Mark Mitchell. Accordingly, Mr. Pulvino and Mr. Mitchell share voting and investment power over the notes owned by AQR Diversified Arbitrage Fund. The address of AQR Diversified Arbitrage Fund is c/o AQR Capital Management, LLC, Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(9)	The general partner of AQR Opportunistic Premium Offshore Fund, L.P. is AQR Capital Management III, LLC. AQR Capital Management, LLC is the sole member of AQR Capital Management III, LLC. AQR Capital Management Holdings, LLC is the sole member of AQR Capital Management, LLC. Mr. Clifford S. Asness is a greater than 25% shareholder of AQR Capital Management Holdings, LLC. CNH Partners, LLC is the sub-advisor of AQR Opportunistic Premium Offshore Fund, L.P. CNH Partners, LLC is controlled indirectly by Mr. Todd Pulvino and Mr. Mark Mitchell. Accordingly, Mr. Pulvino and Mr. Mitchell share voting and investment power over the notes owned by AQR Opportunistic Premium Offshore Fund, L.P. The address of AQR Opportunistic Premium Offshore Fund, L.P. is c/o AQR Capital Management, LLC, Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(10)	Mr. Marc H. Bell is the trustee and has sole voting and investment power over the shares owned by the trust. The shares are held in trust for the benefit of Mr. Bell’s children. The address of the Bell Family 2003 Charitable Lead Annuity Trust is 6800 Broken Sound Parkway, Boca Raton, FL 33487.

(11)	Marc H. Bell is our Chief Executive Officer, President and a Director. The address for Mr. Bell is 6800 Broken Sound Parkway, Boca Raton, FL 33487. The shares reflected in the column “Number of Shares of Common Stock Owned After This Offering” are shares of common stock owned outright by Mr. Bell and are not being offered for public resale by Mr. Bell under this Prospectus.

(12)	Bessemer Trust Company, N.A. and Mr. Matthew Smyth are the trustees of the Dietrich Weismann Settlement Trust A and share voting and dispositive power over the shares held by the Dietrich Weismann Settlement Trust A. The address of the Dietrich Weismann Settlement Trust A is c/o Bessemer Trust Co., 100 Woodbridge Center Drive, Woodbridge, NJ 07095, Attn: Custody Asset Transfer Unit.

(13)	Bessemer Trust Company, N.A. and Mr. Roger Kimball are the trustees of the Dietrich Weismann Settlement Trust B and share voting and dispositive power over the shares held by the Dietrich Weismann Settlement Trust B. The address of the Dietrich Weismann Settlement Trust B is c/o Bessemer Trust Co., 100 Woodbridge Center Drive, Woodbridge, NJ 07095, Attn: Custody Asset Transfer Unit.

(14)	Mr. and Mrs. Brill share voting and investment power over their shares of common stock. The address for Shmuel & Susana Brill is 1 Landmark Square, FL4 Stamford, CT 06901.

(15)	The General Partner of Cedarview Opportunities Master Fund, LP is Cedarview GP, LLC. Mr. Burton Weinstein is the holder of the membership interests in Cedarview GP, LLC and therefore has sole voting and investment power over the notes owned by Cedarview Opportunities Master Fund, LP. The address of Cedarview Opportunities Master Fund, LP is One Penn Plaza, 45th Floor, New York, NY 10119.

(16)	Mr. Arthur Hebert is the senior managing director and chief financial officer of Dalton Investments LLC, which is the investment advisor to Citigroup Pension Plan — Dalton Distressed Credit. Mr. Herbert, Mr. Steve Persky, Ms. Michelle Lynd and Mr. Todd Sherer all share voting and investment power over the notes held by Citigroup Pension Plan — Dalton Distressed Credit. The address of Citigroup Pension Plan — Dalton Distressed Credit is c/o Dalton Investments LLC, 1601 Cloverfield Boulevard, Suite 5050N Santa Monica, CA 90404.

(17)	DG Capital Management, LLC is the investment manager for Commerce Court. Dov Gertzulin is the managing member of DG Capital Management, LLC and has sole voting and investment power over the notes held by Commerce Court. The address of Commerce Court is c/o DG Capital Management, LLC, 460 Park Avenue, 13th Floor, New York, NY 10022.

(18)	Mr. Arthur Hebert is the senior managing director and chief financial officer of Dalton Investments LLC, which is the investment advisor to Dalton Distressed Credit (Master) Fund Ltd. Mr. Herbert, Mr. Steve Persky, Ms. Michelle Lynd and Mr. Todd Sherer all share voting and investment power over the notes held by Dalton Distressed Credit (Master) Fund Ltd. The address of Dalton Distressed Credit (Master) Fund Ltd is c/o Dalton Investments LLC, 1601 Cloverfield Boulevard, Suite 5050N Santa Monica, CA 90404.

(19)	Mr. Marc Simon is the Director of Del Mar Master Fund, Ltd. Del Mar Asset Management, LP is the advisor to Del Mar Master Fund, Ltd. The general partner of Del Mar Asset Management, LP is Del Mar Management, LLC. David Freelove is the president, chief executive officer and a managing member of Del Mar Management, LLC and has sole voting and investment power over the shares of common stock owned by Del Mar Master Fund, Ltd. The address of Del Mar Master Fund, Ltd. is c/o Walkers Financial Svcs, 83 Mary St., Georgetown, Grand Cayman KY1-9005 Cayman Islands.

(20)	DG Capital Management, LLC is the investment manager to DG Value Partners, LP. Mr. Dov Gertzulin is the managing member of DG Capital Management, LLC and has sole voting and investment power over the notes held by DG Value Partners, LP. The address of DG Value Partners, LP is c/o DG Capital Management, LLC, 460 Park Avenue, 13th Floor, New York, NY 10022.

(21)	Mr. Barry Florescue is President of Florescue Family Corporation and has voting and investment power over the notes and shares of common stock owned by Florescue Family Corporation. The address of Florescue Family Corporation is 50 E. Sample Rd, Suite 400, Pompano Beach, Florida 30064.

(22)	Mr. Russell Frye has voting and investment power over his own shares of common stock. The address for Mr. Frye is 4045 NW 58th Place, Boca Raton, FL 33496.

(23)	Hayman Capital Management, L.P., the controlling entity of Hayman Capital Master Fund L.P., and Hayman Offshore Management, Inc. (Cayman Islands) are the General Partners of Hayman Capital Master Fund L.P. Hayman Investments, LLC is the General Partner of Hayman Capital Management, L.P. Mr. J. Kyle Bass is the owner of Hayman Investments, LLC, Hayman Capital Management, L.P. and Hayman Offshore Management, Inc., individually and through trust vehicles and therefore has sole voting and investment power over the notes owned by Hayman Capital Master Fund, L.P. The address of Hayman Capital Master Fund L.P. is 2101 Cedar Springs Road, Dallas, TX 75201.

(24)	Mr. Arthur Hebert is the senior managing director and chief financial officer of Dalton Investments LLC, which is the investment advisor to Investin Pro FMBA Dalton Distressed Debt. Mr. Herbert, Mr. Steve Persky, Ms. Michelle Lynd and Mr. Todd Sherer all share voting and investment power over the notes held by Investin Pro FMBA Dalton Distressed Debt. The address of Investin Pro FMBA Dalton Distressed Debt is c/o Dalton Investments LLC, 1601 Cloverfield Boulevard, Suite 5050N Santa Monica, CA 90404.

(25)	Mr. Lars Mapstead and Mrs. Marin Mapstead are trustees of the Mapstead Trust, created on April 16, 2002 and hold shared voting and investment power over notes and shares of common stock owned by the Mapstead Trust. The address of Mapstead Trust is c/o Bose Mckinney & Evans LLP, 111 Monument Circle, Suite 2700, Indianapolis, IN 46204.

(26)	Mr. Paul Weismann is the Manager of PAW Associates, LLC and therefore has sole voting and investment power over the shares of common stock owned by PAW Associates LLC. The address of PAW Associates, LLC is 1 Landmark Square, FL4, Stamford, CT 06901.

(27)	Sandler Capital Management is the investment manager for Permal Capital Structure Opportunities, Ltd. (“PCSO”) and SERF Corp. is a general partner of Sandler Capital Management. The controlling entity of PCSO is Citco Bank and Trust Company, Ltd. Mr. Doug Schimmel holds sole voting and investment power over the notes held by Permal Capital Structure Opportunities, Ltd. The address of PCSO is 711 5th Ave., 15th Floor, New York, NY 10022.

(28)	Mr. Kevin Schweitzer is the managing member of Zabak Capital, LLC and holds sole voting and investment power over the notes and shares of common stock held by RockView Trading, Ltd. Zabak Capital, LLC is the managing member of RockView Management LLC. Rockview Management, LLC is the investment manager to RockView Trading, Ltd. The address of Rockview Trading, Ltd. is MetroCenter, One Station Place, 7th Floor, Stamford, CT 06902.

(29)	Sheldon Goldman has voting and dispositive power over the notes owned by SG Aurora Master Fund L.P. The address of SG Aurora Master Fund L.P. is 825 Third Ave., 34th Floor, New York, NY 10022.

(30)	DG Capital Management, LLC is the investment manager for Special Situations, LLC. Dov Gertzulin is the managing member of DG Capital Management, LLC and has sole voting and investment power over the notes held by Special Situations, LLC. The address of Special Situations, LLC is c/o DG Capital Management, LLC, 460 Park Avenue, 13th Floor, New York, NY 10022.

(31)	DG Capital Management, LLC is the investment manager for Special Situations X, LLC. Dov Gertzulin is the managing member of DG Capital Management, LLC and has sole voting and investment power over the notes held by Special Situations X, LLC. The address of Special Situations X, LLC is c/o DG Capital Management, LLC, 460 Park Avenue, 13th Floor, New York, NY 10022.

(32)	Mr. Staton is the trustee of Staton Family Perpetual Trust and has sole voting and investment power over the shares of common stock owned by the Staton Family Perpetual Trust, which are held in trust for the benefit of his minor children. The address of Staton Family Perpetual Trust is 6800 Broken Sound Parkway, Boca Raton, FL 33487.

(33)	Mr. Staton is a member and the manager of Staton Media LLC and therefore has sole voting and investment power over the shares of common stock owned by Staton Media LLC. The address of Staton Media LLC is 6800 Broken Sound Parkway, Boca Raton, FL 33487.

(34)	Mr. Staton is a member of Staton Family Investments, Ltd. and has sole voting and investment power over the shares of common stock owned by Staton Family Investment, Ltd. The address of Staton Family Investments, Ltd. is 6800 Broken Sound Parkway, Boca Raton, FL 33487.

(35)	Stonehill Capital Management LLC, a Delaware limited liability company (“SCM”), is the investment advisor of Stonehill Institutional Partners, L.P. (“Stonehill Institutional”) and Stonehill General Partner, LLC, (“Stonehill GP”) is the General Partner of Stonehill Institutional. Mr. John Motulsky, Mr. Christopher Wilson, Mr. Wayne Teetsel, Mr. Thomas Varkey, Mr. Jonathan Sacks, Mr. Peter Sisitsky and Mr. Michael Thoyer (collectively, the “Members”) are the managing members of SCM and Stonehill GP and share voting and investment power over the notes and shares of common stock owned by Stonehill Institutional. The address of Stonehill Institutional is c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, NY 10022.

(36)	Stonehill Capital Management LLC, a Delaware limited liability company (“SCM”) is the investment advisor of Stonehill Master Fund Ltd (“Stonehill Master”). Mr. John Motulsky, Mr. Christopher Wilson, Mr. Wayne Teetsel, Mr. Thomas Varkey, Mr. Jonathan Sacks, Mr. Peter Sisitsky and Mr. Michael Thoyer (collectively, the “Members”) are the managing members of SCM and share voting and investment power over the notes and shares of common stock owned by Stonehill Master. The address of Stonehill Master is c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, NY 10022.

(37)	The following shares are owned by the members of Strategic Media I LLC: 318,541 shares held by the Bell Family 2000 Trust; 318,541 shares held by Staton Family Investments, Ltd.; 79,635 shares held by James LaChance, a member of the Board of Directors of FriendFinder Networks, Inc., and his wife, Hilary LaChance; 238,906 shares held by Equity Acquisition LLC; 159,271 shares held by PJJZRL, LLC; and 159,271 shares held by the Millenium Gift Trust. The shares held by the Bell Family 2000 Trust are held in trust for the benefit of Mr. Bell’s children. Mr. Staton has sole voting and investment power over the shares of common stock owned by Strategic Media I LLC in his capacity as a member of Staton Family Investments, Ltd. The address of Strategic Media I LLC is 6800 Broken Sound Parkway, Boca Raton, FL 33487.

(38)	Visium Asset Management, LP has discretionary authority over these notes. The General Partner of Visium Asset Management, LP is JG Asset, LLC. Mr. Jacob Gottlieb and Mr. Mark Gottlieb are the holders of membership interests in JG Asset, LLC and therefore share voting and investment power over the notes owned by Visium Balanced Master Fund, Ltd. The address of Visium Balanced Master Fund, Ltd. is c/o Visium Asset Management, LP, 950 Third Avenue, 29th Floor, New York, NY 10022.

(39)	Visium Asset Management, LP has discretionary authority over these notes. The General Partner of Visium Asset Management, LP is JG Asset, LLC. Mr. Jacob Gottlieb and Mr. Mark Gottlieb are the holders of membership interests in JG Asset, LLC and therefore share voting and investment power over the notes owned by Visium Credit Master Fund, Ltd. The address for Visium Credit Master Fund, Ltd. is c/o Visium Asset Management LP, 950 Third Avenue, 29th Floor, New York, NY 10022.

(40)	Visium Asset Management, LP has discretionary trading authority over these shares of common stock. The General Partner of Visium Asset Management, LP is JG Asset, LLC. Mr. Jacob Gottlieb and Mr. Mark Gottlieb are the members of JG Asset, LLC and therefore share voting and investment power over the shares of common stock owned by Visium Equity Global Master Fund, Ltd. The address of Visium Equity Global Master Fund, Ltd. is c/o Visium Asset Management, LP, 950 Third Avenue, 29th Floor, New York, NY 10022.

(41)	Mr. Paul Weismann is the trustee of the Weismann Foundation and therefore has sole voting and investment power over the shares of common stock owned by the Weismann Foundation. The address of the Weismann Foundation is 1 Landmark Square, FL4, Stamford, CT 06901.

(42)	Mr. Paul Weismann is the trustee for the 2007 Aidan Stirling Weismann Trust and therefore has sole voting and investment power over the shares of common stock owned by the 2007 Aidan Stirling Weismann Trust. The address of the 2007 Aidan Stirling Weismann Trust is 1 Landmark Square, FL4, Stamford, CT 06901.

(43)	Ms. Lucy Veltri is the manager of the Dietrich Weismann Charitable Lead Annuity Trust (Lucy Managed) and has sole voting and investment power over the shares of common stock held by the Dietrich Weismann Charitable Lead Annuity Trust (Lucy Managed). The address of the Dietrich Weismann Charitable Lead Annuity Trust (Lucy Managed) is c/o Philippa V. Weismann, 115 Central Park West, #8FE, New York, NY 10023.

(44)	Mr. Paul A. Weismann is the manager of the Dietrich Weismann Charitable Lead Annuity Trust (Paul Managed) and has sole voting and investment power over the shares of common stock held by the Dietrich Weismann Charitable Lead Annuity Trust (Paul Managed). The address of the Dietrich Weismann Charitable Lead Annuity Trust (Paul Managed) is c/o Philippa V. Weismann, 115 Central Park West, #8FE, New York, NY 10023.

(45)	Mr. Lawrence Flynn is the trustee of the Dietrich Weismann Revocable Trust and therefore has sole voting and investment power over the shares of common stock owned by the Dietrich Weismann Revocable Trust. The address of the Dietrich Weismann Revocable Trust is 645 Madison Avenue, Floor 14, New York, NY 10022.

(46)	Mr. Paul Weismann is the trustee for the 2005 Owen Ayrton Weismann Trust and therefore has sole voting and investment power over the shares of common stock owned by the 2005 Owen Ayrton Weismann Trust. The address for the 2005 Owen Ayrton Weismann Trust is 1 Landmark Square, FL4, Stamford, CT 06901.

(47)	Mr. Paul A. Weismann has sole voting and investment power over his own shares of common stock. The address of Mr. Weismann is 3141 Salt Point Tpk, Clinton Corners, NY 12514.

(48)	Mr. Paul Weismann is the trustee for the Paul A. Weismann Descendants Trust and therefore has sole voting and investment power over the shares of common stock owned by the Paul A. Weismann Desendants Trust. The address for the Paul A. Weismann Descendants Trust is 1 Landmark Square, FL4, Stamford, CT 06901.

(49)	Ms. Philippa V. Weismann has sole voting and investment power over her own shares. The address of Ms. Weismann is 115 Central Park West, #8FE, New York, NY 10023.

(50)	Ms. Lucy C. Veltri has sole voting and investment power over her own shares. The address of Ms. Veltri is 5250 Advance Mills Road, Earlysville, VA 22963.

(51)	The general partner of Zell Credit Opportunities Master Fund, L.P. is Zell Credit Opportunities (GenPar), L.L.C. Voting and dispositive power over the notes is indirectly held by the trustee of trusts established for the benefit of the family of Samuel Zell, which trusts indirectly own and control Zell Credit Opportunities (GenPar), L.L.C. The trustee of each of the trusts is Chai Trust Company, LLC. The managing member of Chai Trust Company, LLC is EGI Investors, L.L.C. The members of the board of managers of Chai Trust Company, LLC are Matthew Zell, JoAnn Zell, Kellie Zell, Jon Wasserman, Donald Liebentritt and Leah Zell Wanger (collectively, the “Board”). The Board has voting and investment power over the notes owned by Zell Credit Opportunities Master Fund, L.P. The address of Zell Credit Opportunities Master Fund, L.P. is 2 North Riverside Plaza, Suite 600, Chicago, IL 60606.

(52)	Mr. Arthur Hebert is the senior managing director and chief financial officer of Dalton Investments LLC, which is the investment advisor to 2B LLC. Mr. Herbert, Mr. Steve Persky, Ms. Michelle Lynd and Mr. Todd Sherer all share voting and investment power over the notes held by 2B LLC. The address of 2B LLC is c/o Dalton Investments LLC, 1601 Cloverfield Boulevard, Suite 5050N Santa Monica, CA 90404.

BUSINESS

The diclosures related to our business are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. See pages 1–19 of our Annual Report on Form 10-K.

Legal Proceedings

The disclosures related to our litigation are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. See pages 49–51 of our Annual Report on Form 10-K.

Our Corporate Information

Our executive offices are located at 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487 and our telephone number is (561) 912-7000. Our website address is www.ffn.com. The information contained in, or accessible through, our website is not part of this prospectus.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The disclosures related to the market price of and dividends on our common equity and related stockholder matters are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. See page 52 of our Annual Report on Form 10-K.

SELECTED CONSOLIDATED FINANCIAL DATA

The disclosures related to our selected consolidated financial data are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. See pages 53-54 of our Annual Report on Form 10-K.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The disclosures related to our management’s discussion and analysis of financial condition and results of operations are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. See pages 55–91 of our Annual Report on Form 10-K.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, the inclusion of the words “believe,” “expect,” “potential,” “may,” “should,” “plan,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions also identify statements that constitute forward-looking statements. These forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and the trends that may affect our industry. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives and financial needs.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, customer and industry change and depend on the economic or technological circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We caution the investors that the forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry or results in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

Any or all of our forward-looking statements in this prospectus may turn out to be incorrect. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many of these factors will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed in the section entitled “Risk Factors” could also adversely affect us.

The following list represents some, but not necessarily all, of the factors that may cause our actual results to differ from those anticipated or predicted:

•	our ability to service and repay our indebtedness, including our repayment obligations in the event of a change of control;

•	the insufficiency of the collateral relating to the Registrable Notes or any failure to record and/or perfect security interests in such collateral;

•	our history of breaching certain covenants in our note agreements and the Indentures and the risk of future breaches;

•	our failure to maintain financial ratios, satisfy financial tests and remain in compliance with the Indentures;

•	the lack of a public market for the Registrable Notes;

•	a court’s ability to void the subsidiary guarantees based on fraudulent conveyance laws;

•	any dilutive effect experienced as a result of purchasing Registrable Shares from the selling securityholders or as a result of future equity issuances;

•	our ability to raise capital in the future;

•	the ability of our executive officers, directors and their affiliates to control matters requiring stockholder approval by virtue of their ownership of a substantial percentage of common stock;

•	our ability to continue to pay the increased costs relating to being a public company;

•	our ability to maintain effective internal controls;

•	the volatility of our stock price;

•	the effect of anti-takeover provisions in our articles of incorporation or provisions of Nevada law on any potential change in control;

•	our history of significant operating losses and the risk of incurring additional net losses in the future;

•	our reliance on subscribers to our websites for most of our revenue;

•	competition from other social networking, internet personals and adult-oriented websites;

•	our reliance on our affiliate network to drive traffic to our websites;

•	increased subscriber churn or subscriber upgrade and retention costs’ impact on our financial performance;

•	our ability to generate significant revenue from internet advertising;

•	our ability to maintain and enhance our brands;

•	unfavorable economic and market conditions;

•	our reliance on credit cards as a form of payment;

•	our ability to keep up with new technologies and remain competitive;

•	we may be held secondarily liable for the actions of our affiliates;

•	our reliance on internet search websites to direct traffic to our websites;

•	our reliance on member-generated content to our websites;

•	security breaches may cause harm to our subscribers or our systems;

•	we may be subject to liability arising from our media content;

•	our ability to safeguard the privacy of the users of our websites;

•	our ability to enforce and protect our intellectual property rights;

•	we may be subject to claims that we have violated the intellectual property rights of others;

•	our ability to obtain or maintain key website addresses;

•	our ability to scale and adapt our network infrastructure;

•	the loss of our main data center or backup data center or other parts of our infrastructure;

•	systems failures and interruptions in our ability to provide access to our websites and content;

•	companies providing products and services on which we rely may refuse to do business with us;

•	changes in government laws affecting our business;

•	we may be liable if one of our members or subscribers harms another or misuses our websites;

•	risks associated with additional taxes being imposed by any states or countries;

•	we may have unforeseen liabilities from our acquisition of Various and our recourse may be limited;

•	we may not be successful in integrating any future acquisitions we make;

•	risks of international expansion;

•	our reliance on key personnel;

•	our ability to attract internet traffic to our websites;

•	risks associated with currency fluctuations; and

•	risks associated with our litigation and legal proceedings.

DIRECTORS AND EXECUTIVE OFFICERS

The disclosures related to our directors and executive officers are incorporated by reference to our Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Stockholders. See pages 5– 10 of our Proxy Statement.

EXECUTIVE COMPENSATION

The disclosures related to executive compensation are incorporated by reference to our Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Stockholders. See pages 17– 29 of our Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The disclosures related to certain relationships and related party transactions are incorporated by reference to our Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Stockholders. See pages 30– 34 of our Proxy Statement.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The disclosures related to the security ownership of certain beneficial owners and management are incorporated by reference to our Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Stockholders. See pages 11– 12 of our Proxy Statement.

PLAN OF DISTRIBUTION

We are registering the Registrable Notes and Registrable Shares to permit the resale of these securities by the selling securityholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the Registrable Notes or Registrable Shares. No consideration will be paid in connection with the conversion of the Non-Cash Pay Notes to Note Shares.

We will bear all fees and expenses incident to registering the Registrable Notes and Registrable Shares. The selling securityholders will pay all underwriting discounts and commissions and agent’s commissions, if any. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)   block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)   purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)   an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)   ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)   privately negotiated transactions;

(f)   short sales;

(g)   through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)   through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i)   one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)   any combination of any of these methods of sale or by any other legally available means.

We do not know of any arrangements by the selling securityholders for the sale of any of the securities. The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 or Rule 144A under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances certain of the selling securityholders, including the holders of the Registrable Notes, and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. Certain of the selling securityholders, including the holders of the Registrable Notes, have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We have agreed to register the securities under the Securities Act of 1933, and, subject to the requirements of the securities laws or regulations, to keep the registration statement of which this prospectus is a part effective until the earlier of the third anniversary of the issuance date of the Registrable Notes and such time as there are no Registrable Notes outstanding. We have agreed to pay all expenses in connection with the resale of these shares, except for any underwriting discounts, concessions, commissions or fees of the selling securityholders or any fees and expenses of counsel or other advisors to the selling securityholders.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

DESCRIPTION OF NOTES

General

As used in this “Description of Notes” section, (i) the terms “we,” “our” and “us” each refer to Interactive Network, Inc. (“INI”), FriendFinder Networks Inc. (“FFN”) and their respective subsidiaries; and (ii) the term “Issuers” refers only to INI and FFN and not any of their subsidiaries.

On October 27, 2010, the Issuers co-issued $305.0 million principal amount of Senior Secured Notes, $13.8 million of Cash Pay Notes and $232.5 million of Non-Cash Pay Notes.

The filing of the shelf registration statement is being made to satisfy the Issuers’ obligations under the registration rights provisions of the Indentures.

The Registrable Notes

The following is a summary of the material provisions of the Indentures and the Registrable Notes and does not purport to be complete. We urge you to read the Indentures because they, not this description, define your rights as holders of the Registrable Notes and describe the terms of the Registrable Notes in more detail. The Indentures are incorporated by reference into the Registration Statement of which this prospectus forms a part.

The Senior Secured Notes, the Cash Pay Notes and the Non-Cash Pay Notes are three separate series of Registrable Notes, including for purposes of, among other things, payments of principal and interest, Events of Default and consents to amendments to the applicable Indentures and the applicable Registrable Notes.

Senior Secured Notes

The Senior Secured Notes were issued with an original issue discount of $6.1 million or 2.0%. The Senior Secured Notes mature on September 30, 2013 and accrue interest at a rate per annum equal to 14.0%, subject to a default premium of 3.5% per annum. Interest on the Senior Secured Notes is payable quarterly on March 31, June 30, September 30 and December 31 of each year. Principal on the Senior Secured Notes is payable quarterly to the extent of 75% of Excess Cash Flow at 102% of principal (“Cash Flow Sweep”), subject to pro-rata sharing with the Cash Pay Notes. The Senior Secured Notes are guaranteed by all of the Issuers’ existing and future domestic subsidiaries and are collateralized by a first-priority lien on all of the assets of FFN and its direct and indirect domestic subsidiaries, including without limitation receivables, inventory, furniture, fixtures, equipment, trademarks, copyrights and other intangibles, real property and capital stock of subsidiaries, including a pledge of substantially all of the stock owned by the Issuers. The guarantees are the senior secured obligations of each such subsidiary guarantor. The Senior Secured Notes are senior in right of payment to the Non-Cash Pay Notes and any future subordinated indebtedness and pari passu with the Cash Pay Notes with respect to interest and certain mandatory prepayments. The Senior Secured Notes are redeemable prior to maturity at the Issuers’ option in whole but not in part, at 110% of principal, plus accrued and unpaid interest. As a result of the initial public offering of FFN’s common stock, or IPO, the net proceeds from the IPO were used to redeem $37,832,000 of principal plus $721,000 of unpaid accrued interest under the Senior Secured Notes, resulting in a remaining principal balance of $243,785,000. Noteholders have the option of requiring the Issuers to repurchase the Senior Secured Notes in full upon a Change of Control, at 110% of principal, plus accrued and unpaid interest to the purchase date. The Issuers shall also repay or offer to pay the Senior Secured Notes and, in certain circumstances, the Cash Pay Notes, with proceeds received from any debt or equity financing and asset sales of $25 million or more at 110% of principal, plus accrued and unpaid interest, other asset sales, insurance claims, condemnation, litigation settlement and other extraordinary cash receipts in excess of $1 million at principal, plus accrued and unpaid interest, subject to certain exceptions.

The Senior Secured Notes held by Andrew Conru, Lars Mapstead or their respective affiliates (the “Conru/Mapstead Notes”) have identical terms to all other Senior Secured Notes except that, with respect to voting, there are significant limitations on the Conru/Mapstead Notes. The Cash Pay Notes will vote on a dollar for dollar basis with the Senior Secured Notes, which are not Conru/Mapstead Notes, on all matters put to a vote except for matters relating to collateral, liens and enforcement of rights and remedies. Upon the sale of Conru/Mapstead Notes to a person who is not an affiliate of INI, FFN or any initial Conru/Mapstead Notes holder or family member such Conru/Mapstead Notes shall no longer be subject to the aforesaid limitations.

Cash Pay Notes

The Cash Pay Notes, were issued with an original issue discount of $276,000 or 2%. The Cash Pay Notes are identical to the terms of the Senior Secured Notes, exclusive of the Conru/Mapstead Notes, except as to matters regarding collateral, subordination, enforcement and voting, with regards to which they will be contractually subordinated to the Senior Secured Notes. The Cash Pay Notes are secured by a fully subordinated second lien on substantially all of our assets, parri passu with the Non-Cash Pay Notes, and will be included with the Senior Secured Notes on a dollar for dollar basis for the purposes of determining required consents and waivers on all matters except for matters relating to collateral, liens and enforcement of rights and remedies. As to such matters, the Cash-Pay Notes will be included with the Non-Cash Pay Notes for the purposes of determining required consents and waivers.

As a result of the initial public offering of FFN’s common stock, or IPO, the net proceeds from the IPO were used to redeem $1,709,000 of principal plus $33,000 of unpaid accrued interest under the Cash Pay Notes, resulting in a remaining principal balance of $11,012,000.

The Issuers shall also, in certain circumstances and subject to prior full repayment of the Senior Secured Notes, repay or offer to pay the Senior Secured Notes (if not previously repaid) and the Cash Pay Notes, with proceeds received from any debt or equity financing and asset sales of $25 million or more at 110% of principal, plus accrued and unpaid interest, other asset sales, insurance claims, condemnation and other extraordinary cash receipts in excess of $1 million at principal, plus accrued and unpaid interest, subject to certain exceptions.

The Cash Pay Notes will be considered a single class with the Non-Cash Pay Notes in a bankruptcy. If the Cash Pay Notes are considered to be a separate class in a bankruptcy, the holders thereof will agree to vote as directed by the majority of the Senior Secured Note holders, in the manner provided in the intercreditor agreement between the holders of the Senior Secured Notes, the holders of the Cash Pay Notes and the holders of the Non-Cash Pay Notes, dated as of October 27, 2010 (the “Senior Intercreditor Agreement”).

Non-Cash Pay Notes

The Non-Cash Pay Notes mature on April 30, 2014 and, subject to a default premium of 3.5%, bear interest at 11.5% per annum, payable semi-annually on June 30 and December 31 of each year. While the Senior Secured Notes are in place, interest must be paid in kind with additional Non-Cash Pay Notes and after the Senior Secured Notes have been repaid in full, the Issuers may pay interest in cash or with additional Non-Cash Pay Notes. The Non-Cash Pay Notes are fully subordinate in all respects to the Senior Secured Notes (including, without limitation, in right of payment, security, exercise of remedies and turnover), but rank equal in priority as to security with the Cash Pay Notes. The Non-Cash Pay Notes are guaranteed by our domestic subsidiaries and collateralized by a second priority lien on all of their assets and a pledge of the domestic subsidiaries’ stock; however, such security interest is subordinate to the prior payment of the Senior Secured Notes. The guarantees are the senior secured obligations of each such subsidiary guarantor subordinate only to the first-priority lien granted to the holders of the Senior Secured Notes. The Non-Cash Pay Notes are redeemable, at the Issuers’ option in whole but not in part, at 100% of principal, plus accrued and unpaid interest, subject to the rights of the holders of the Senior Secured Notes under the Senior Intercreditor Agreement, which provides that no redemption of the Non-Cash Pay Notes may occur until the Senior Secured Notes are repaid in full.

Upon the payment in full of the Senior Secured Notes, principal on the Non-Cash Pay Notes is payable quarterly to the extent of 75% of Excess Cash Flow at 102% of principal subject to pro-rata sharing with the Cash Pay Notes. Noteholders have the option of requiring the Issuers to repurchase the Non-Cash Pay Notes in full upon a Change of Control occurring after the Senior Secured Notes are paid in full at 110% of principal, plus accrued and unpaid interest. If the Senior Secured Notes are paid in full, the Issuers shall repay the remaining Non-Cash Pay Notes and the Cash Pay Notes on a pro-rata basis with proceeds received from any debt or equity financing and asset sales of over $25 million at 110% of principal, plus accrued and unpaid interest, and other asset sales, insurance claims, condemnation and other extraordinary cash receipts in excess of $1 million at principal, subject to certain exceptions.

As a result of the IPO, the Non-Cash Pay Notes became convertible into shares of FFN’s common stock, solely at the option of the holders. Conversion rights commenced upon the consummation of the IPO and expire at the close of business on the date prior to the date the Non-Cash Pay Notes are paid in full. The conversion price of the Non-Cash Pay Notes was set at $10.00 per share (based on the offering price for shares of FFN’s common stock upon consummation of the IPO) provided that such conversion option is limited to approximately 21.1% of FFN’s fully diluted equity as of the close of business on the date our IPO was consummated (the “Conversion Limit”). The Non-Cash Pay Notes, or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1.00 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of FFN voting common stock, at the conversion price determined as in effect at the time of conversion. The Non-Cash Pay Notes have been recorded at estimated fair value at the date of issuance on the Issuers’ December 31, 2010 balance sheet.

In order to exercise the conversion right with respect to any certificated Non-Cash Pay Note, the holder shall surrender such Note, duly endorsed or assigned to FFN or in blank, at any office or agency of FFN maintained for that purpose, accompanied by written notice in the form attached to the certificated Note to FFN at such office or agency that the holder elects to convert such Note. In order to exercise the conversion right with respect to any other Non-Cash Pay Notes, the holder must complete the appropriate instruction form for conversion pursuant to the applicable book-entry conversion program, furnish appropriate endorsements and transfer documents if required by FFN or the Trustee or conversion agent, and pay the funds and any transfer taxes if required pursuant to the applicable Indenture terms. So long as the requested conversion does not violate the Conversion Limit, and except as qualified if the amount of Non-Cash Pay Notes which a holder desires to convert in such exercise of conversion exceeds 50% of the then applicable Conversion Limit which has not been utilized, Non-Cash Pay Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of such Persons as the holders of such Notes shall cease, and the Persons entitled to receive the FFN voting common stock issuable upon conversion shall be treated for all purposes as the record holders of such FFN voting common stock at such time. If the amount of Non-Cash Pay Notes which a holder desires to convert exceeds 50% of the then applicable Conversion Limit which has not been utilized, the Trustee will give notice to the holders of the Non-Cash Pay Notes that a holder desires to convert notes exceeding 50% of the then applicable Conversion Limit and that each such holder may elect to participate on a pro rata basis in such a conversion by submitting an election to participate. The conversion price shall be subject to adjustment in the event FFN shall (1) effect a subdivision of the outstanding shares of FFN voting common stock into a greater number of shares, (2) effect a combination of the outstanding shares of FFN voting common stock into a smaller number of shares, or (3) issue to the holders of its FFN voting common stock a dividend or distribution payable in, or otherwise issue a dividend or other distribution on any class of its capital stock payable in, shares of FFN voting common stock.

Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Broadstream Matter” means a dispute between Broadstream Capital Partners, Inc., on the one hand, and FFN, or any other Obligor, on the other hand, relating to, arising from or otherwise in connection with the acquisition of Various, Inc. or the business of INI by FFN.

“Change of Control” means the occurrence of any of the following:

(a)  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of FFN and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Permitted Holders or an entity in which the Permitted Holders are the Beneficial Owners, directly or indirectly, of more than 50% of the Voting Stock of FFN, measured by voting power rather than number of shares;

(b)   the adoption of a plan relating to the liquidation or dissolution of any Issuer;

(c)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) other than the Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of any Issuer, measured by voting power rather than number of shares;

(d)   the first day on which a majority of the members of the Board of Directors of any Issuer are not Continuing Directors;

(e)   the first day on which, except as permitted by the applicable indenture, the Issuers shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least the same percentage of the aggregate Voting Stock of each Guarantor that the Issuers, respectively, had as of the Issue Date, free and clear of all Liens (other than any Liens granted under the Indentures and Permitted Liens); or

(f)   the first day that the Permitted Holders shall fail to hold at least 10,000,000 shares of the Voting Stock of FFN, such number to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction as reasonably determined by the Required Holders); provided, however, this clause (f) was no longer applicable upon consummation of a Qualified Initial Public Offering so long as the First Lien Debt Ratio of FFN and its Subsidiaries is equal to or less than 2.25:1.0 for the immediately prior four Fiscal Quarters.

“Consolidated EBITDA” means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period without regard to any related proviso relating to reduction of Consolidated Interest Expense for Subsidiaries that are not Wholly Owned Subsidiaries of any Issuer; (c) depreciation, amortization and any other non-cash items for such period; (d) any amount accrued by FFN in its financial statements as a reserve in connection with the Broadstream Matter during such period; (e) costs and expenses incurred by FFN or accrued by FFN in its financial statements during such period in connection with a Qualified Initial Public Offering; (f) reasonable and customary out of pocket costs and expenses incurred by FFN or accrued by FFN (other than in favor of Affiliates) in its financial statements during such period in connection with the redemption of the FFN and INI prior debt refinanced with the Old Notes; and (g) all cash and non-cash VAT Liability items deducted in determining Consolidated Net Income for such period that relate to activities of Various, Inc. or its Subsidiaries prior to July 1, 2008, less any non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period, of each Issuer and their respective Subsidiaries, including without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis for each Issuer and their respective Subsidiaries in accordance with GAAP; provided that, if any Subsidiary is not a Wholly Owned Subsidiary of any Issuer, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated EBITDA attributable to such Subsidiary multiplied by (B) the percentage ownership interest in such Subsidiary not owned on the last day of such period by any Issuer or any of their respective Subsidiaries.

“Consolidated Coverage Ratio” means, with respect to the Issuers and the other Obligors, on any Determination Date, the ratio of:

(a)   Consolidated EBITDA for the applicable Measurement Period, to

(b)   Annualized Consolidated Interest Expense;

provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the Measurement Period or three calendar month period, as applicable, to any acquisition, incurrence, permanent repayment or redemption of Indebtedness (including the Securities), issuance or redemption of Disqualified Stock, acquisition, Asset Sale, or purchases of assets that were previously leased, at any time during or subsequent to such Measurement Period or three calendar month period, as applicable, but on or prior to the applicable Determination Date.

For purposes of calculating Consolidated EBITDA of the Issuers and the other Obligors for the applicable Measurement Period,

(a)	any Person that is a Subsidiary on such Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Subsidiary at all times during such Measurement Period,

(b)	any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Subsidiary at any time during such Measurement Period,

(c)	if any Obligor shall have in any manner (i) acquired (including through an asset acquisition or the commencement of activities constituting such operating business), or (ii) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an asset acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clauses (a) through (g) of the definition of Consolidated Net Income; and

(d)	any Indebtedness incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so incurred, received and applied on the first day of such Measurement Period.

“Consolidated Interest Expense” means for any period the consolidated interest expense included in the consolidated income statement of FFN and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of debt discounts; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) fees (net of any amounts received) with respect to any Hedging Agreement; (iv) interest on Indebtedness guaranteed by FFN and its Subsidiaries, to the extent paid by any Issuer or any such Subsidiary; and (v) the portion of any Capitalized Lease Obligation allocable to interest expense; provided, that, if any Subsidiary is not a Wholly Owned Subsidiary of FFN, Consolidated Interest Expense shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Interest Expense attributable to such Subsidiary multiplied by (B) the percentage ownership interest in such Subsidiary not owned on the last day of such period by FFN or its Subsidiaries.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of FFN and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(a)	the net income (or loss) of any Person that is not a Subsidiary of FFN except to the extent of the amount of dividends or other distributions actually paid to FFN or such Subsidiary by such Person during such period,

(b)	gains or losses on Asset Sales by FFN or its Subsidiaries,

(c)	all extraordinary gains and extraordinary losses, including such gains and losses derived from Extraordinary Receipts,

(d)	the cumulative effect of changes in accounting principles,

(e)	any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Subsidiary to such Person except that:

(i)	such Person’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction), and

(ii)	such Person’s equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

(f)	in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets; and

(g)	the tax effect of any of the items described in clauses (a) through (f) above.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of FFN or INI, as applicable, who: (1) was a member of such Board of Directors on the date of the applicable Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of one or more Permitted Holders or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Excess Cash Flow” means, with respect to any Person for any period, (a) the sum of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period plus (ii) the cash portion of Operating Lease Obligations made by such Person and its Subsidiaries during such period to the extent permitted to be made under the Indentures in excess of $3,000,000 during any fiscal year of FFN, less (b) the sum of (i) all Consolidated Interest Expense to the extent paid or payable in cash during such period, (ii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period up to $5,000,000 during any fiscal year provided that the portion of such Capital Expenditures constituting Capitalized Lease Obligations shall not exceed the amount set forth in the applicable financial covenant of the Indentures, and (iii) to the extent deducted in calculating Consolidated Net Income and added in the calculation of Consolidated EBITDA, income taxes paid in cash by such Person and its Subsidiaries for such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Guarantors” means each Subsidiary of FFN (other than INI) party to the Indentures, and also include any persons becoming guarantors after the date of the Indentures.

“Permitted Acquisition” means any acquisition satisfying each of the following conditions:

(a)	the aggregate amounts payable in connection with, and other consideration for (in each case, including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of any Obligor and the proposed acquisition target and including any “earnout” or similar payment obligations), any acquisition, whether in one transaction or a series of related transactions, shall not exceed $20,000,000;

(b)	if such acquisition is of Capital Stock in any Person, the acquisition shall be of 100% of the Capital Stock of such Person;

(c)	the Holders (including Holders of Conru/Mapstead Definitive Securities) shall have received (i) reasonable advance notice of such acquisition including a reasonably detailed description thereof at least 15 days prior to the consummation of such acquisition, (ii) substantially final drafts of the acquisition agreement and related documents at least 5 Business Days prior to the consummation of such acquisition and (iii) on or prior to the date of such acquisition, copies of the final acquisition agreement and related documents certified by an Authorized Officer as being true, correct and complete copies thereof and any other information reasonably requested by the Required Holders; provided, however, no Obligor shall be required to comply with this clause (c) upon the consummation of a Qualified Initial Public Offering or if the value of the acquisition, whether in one transaction or a series of related transactions, and calculated in accordance with clause (a) above does not exceed $500,000; and

(d)	as of the date of consummation of such acquisition and after giving effect to all transactions to occur on such date as part of such acquisition, (i) the representations and warranties set forth in each Note Document shall be true and correct in all material respects on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall be continuing.

“Permitted Holders” means (a) Marc H. Bell and his Affiliates and, upon his death, his spouse, lineal descendants and any trust or entity owned, controlled by or established for the benefit of, or the estate of, any of the foregoing (including trustees, officers, directors, managers or members of any such trust or entity) and (b) Daniel Staton and his Affiliates and, upon his death, his spouse, lineal descendants and any trust or entity owned, controlled by or established for the benefit of, or the estate of, any of the foregoing (including trustees, officers, directors, managers or members of any such trust or entity).

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

Senior Intercreditor Agreement

The Senior Intercreditor Agreement provides for (i) for the full subordination of the Non-Cash Pay Notes to the Senior Secured Notes in priority of payment, priority of liens and enforcement, including, without limitation, a complete standstill in exercise of remedies by the holders of the Non-Cash Pay Notes until all obligations in respect of the Senior Secured Notes have been satisfied in full and (ii) the full subordination of the Cash Pay Notes to the Senior Secured Notes in priority of liens and enforcement (but not payment, unless the funds result from an enforcement action against the collateral), including, without limitation, a complete standstill in exercise of remedies by the holders of the Cash Pay Notes until all obligations in respect of the Senior Secured Notes have been satisfied in full.

The Non-Cash Pay Notes and the documents entered into in connection therewith shall not be amended without the prior written consent of a majority of the holders of the Senior Secured Notes, exclusive of the Conru/Mapstead Notes.

The Senior Secured Notes and the documents entered into in connection therewith may be amended without the consent of the holders of the Non-Cash Pay Notes; provided, however, (a) if the Conru/Mapstead Notes are no longer outstanding, Andrew Conru, in his capacity as a holder of the Non-Cash Pay Notes, shall have the right to consent to any change to the Senior Secured Notes Cash Flow Sweep provision that would reduce the Cash Flow
Sweep until such date that he and his affiliates hold at any one time less than $50.0 million of the principal amount of the Non-Cash Pay Notes and (b) any refinancing of the Senior Secured Notes described below shall be subject to the terms set forth in those notes.

The Non-Cash Pay Notes may not be refinanced without the consent of the holders of the Senior Secured Notes. The prior written consent of the majority holders of the Non-Cash Pay Notes shall be required to refinance the Senior Secured Notes if (i) the maturity date of such refinancing debt extends beyond the maturity date of the Non-Cash Pay Notes or any refinancing of those notes or (ii) the aggregate principal amount of the refinancing indebtedness exceeds the sum of (a) the aggregate principal amount of the Senior Secured Notes then outstanding plus an additional 10% of that principal amount to pay prepayment premium, (b) unpaid and accrued interest and (c) reasonable and customary fees and expenses incurred in connection with the refinancing, including, without limitation, fees and expenses of counsel, investment banks and other advisors; provided that so long as Andrew Conru, Lars Mapstead or their respective affiliates hold at least a majority of the outstanding principal amount of the Non-Cash Pay Notes following the refinancing, any fees (excluding optional pre-payment premiums) payable to the holders refinancing the Senior Secured Notes shall only be paid if commensurate fees are payable to the holders refinancing the Non-Cash Pay Notes in a refinancing that is concurrent with the Senior Secured Notes refinancing. For the avoidance of doubt, the immediately preceding proviso shall not apply to any underwriting fees or any other fees that are not generally payable to the holders of the refinancing debt as a class. The sole remedy of the holders of the Non-Cash Pay Notes due to any such refinancing debt exceeding the permitted amount set forth above shall be that such excess debt shall be subordinate in priority to the Non-Cash Pay Notes.

The Cash Pay Notes will vote with the Senior Secured Notes, exclusive of the Conru/Mapstead Notes, on a dollar for dollar basis on all matters put to a vote to the holders of the Senior Secured Notes except for matters relating to collateral, liens and enforcement of rights and remedies. The Cash Pay Notes will vote with the Non-Cash Pay Notes on a dollar for dollar basis on all matters put to a vote to the holders of the Non-Cash Pay Notes relating to collateral, liens and enforcement of rights and remedies. If the Cash Pay Notes are considered to be a separate class in a bankruptcy, the holders of those notes will agree to vote as directed by the majority of the Senior Secured Note holders, in the manner provided in the Senior Intercreditor Agreement.

Second Lien Intercreditor Agreement

Pursuant to the terms of the intercreditor agreement between the holders of the Cash Pay Notes and the holders of the Non-Cash Pay Notes dated as of October 27, 2010, the holders of the Cash Pay Notes agreed to subordinate their right to take enforcement action against the collateral under their security and collateral agreements until the prior payment in full of the Non-Cash Pay Notes. Until the Non-Cash Pay Notes are paid in full, the liens on collateral securing the Cash Pay Notes and the Non-Cash Pay Notes are equal in priority and the security and collateral documents for the Non-Cash Pay Notes additionally secure the Cash Pay Notes, with all proceeds of collateral enforcement actions relating to the Non-Cash Pay Notes to be distributed on a pari passu basis to the holders of the Cash Pay Notes and the holders of the Non-Cash Pay Notes in accordance with their pro rata share at that time.

Financial and Other Covenants

The New Notes are subject to affirmative, negative and financial covenants relating to limitations and requirements applicable to us, including without limitation:

•	Minimum EBITDA. We shall not permit our Consolidated EBITDA to be less than the amount specified for the applicable period below:

Period	Minimum Consolidated EBITDA
Four Fiscal Quarters Ending:
December 31, 2010	$85,000,000
March 31, 2011	$85,000,000
June 30, 2011	$85,000,000
September 30, 2011	$85,000,000

Period	Minimum Consolidated EBITDA
December 31, 2011	$90,000,000
March 31, 2012	$90,000,000
June 30, 2012	$90,000,000
September 30, 2012	$90,000,000
December 31, 2012	$95,000,000
March 31, 2013	$95,000,000
June 30, 2013	$95,000,000
September 30, 2013	$95,000,000

•	Minimum Liquidity. Our unrestricted cash that is on deposit in accounts that are subject to account control agreements in favor of the Trustee shall not be less than $10,000,000 at any time.

•	Maximum Senior Leverage. Our ratio of outstanding principal under the Senior Secured Notes to Consolidated EBITDA shall not be greater than the amount specified for the applicable period below:

Four Fiscal Quarters Ending:	Senior Leverage Ratio
December 31, 2010	3.5:1.0
March 31, 2011	3.5:1.0
June 30, 2011	3.3:1.0
September 30, 2011	3.3:1.0
December 31, 2011	3.0:1.0
March 31, 2012	3.0:1.0
June 30, 2012	2.8:1.0
September 30, 2012	2.8:1.0

Four Fiscal Quarters Ending:	Senior Leverage Ratio
December 31, 2012	2.5:1.0
March 31, 2013	2.5:1.0
June 30, 2013	2.2:1.0
September 30, 2013	2.2:1.0

•	Maximum Total Leverage. Our ratio of total indebtedness to Consolidated EBITDA shall not be greater than the amount specified for the applicable period below:

Four Fiscal Quarters Ending:	Total Leverage Ratio
December 31, 2010	6.5:1.0
March 31, 2011	6.5:1.0
June 30, 2011	6.5:1.0
September 30, 2011	6.5:1.0
December 31, 2011	6.1:1.0
March 31, 2012	6.1:1.0
June 30, 2012	6.1:1.0
September 30, 2012	6.1:1.0
December 31, 2012	5.7:1.0
March 31, 2013	5.7:1.0
June 30, 2013	5.7:1.0
September 30, 2013	5.7:1.0

•	Minimum Coverage Ratio. We shall not permit our ratio of Consolidated EBITDA to Annualized Consolidated Interest Expense to be less than the amount specified for the applicable period below:

Period	Consolidated Coverage Ratio
Four Fiscal Quarters Ending:
December 31, 2010	1.9:1.0
March 31, 2011	1.9:1.0
June 30, 2011	2.0:1.0
September 30, 2011	2.0:1.0
December 31, 2011	2.2:1.0
March 31, 2012	2.2:1.0
June 30, 2012	2.3:1.0
September 30, 2012	2.3:1.0
December 31, 2012	2.7:1.0
March 31, 2013	2.7:1.0
June 30, 2013	2.9:1.0
September 30, 2013	2.9:1.0

•	Maximum Operating Lease Obligations. Our operating lease obligations shall not, in the aggregate, exceed $4,000,000 annually.

•	Maximum Capitalized Lease Obligations. We shall not incur new capitalized lease obligations that, in the aggregate, exceed $800,000 annually; provided, however the amortization of the capitalized lease obligations shall count against the $4,000,000 basket for operating lease obligations.

•	Limitations on Loans, Advances, Capital Expenditures and Investments. None of us shall make any loan, advance, guarantee, other extension of credit, capital contribution or investment, except for certain specified exceptions, including, without limitation, (1) listed existing investments, (2) loans and advances in the ordinary course of business by any Issuer to any wholly owned subsidiary and by any such subsidiary to any Issuer, (3) any acquisition not exceeding $20,000,000 and otherwise satisfying specified conditions, and (4) specified permitted investments, including, without limitation, investment in any Issuer or a wholly owned subsidiary of any Issuer, aggregate investments in any Person not exceeding $1,000,000 and investments in foreign subsidiaries up to $100,000 in the aggregate.

•	Limitations on Indebtedness and Liens. None of us shall create, assume, guarantee or allow to exist any lien or indebtedness, except for Permitted Liens and Permitted Indebtedness, including, without limitation, listed existing indebtedness and liens, hedging agreements for up to $5,000,000, liens imposed by law in the ordinary course of business and purchase money liens.

•	Limitations on Dividends and other Restricted Payments. None of us shall make any of various specified restricted payments, including, without limitation, dividends or other distributions, redemptions or sinking fund payments, compensation to any affiliate or employee, and payments or prepayments on subordinated debt, all subject to certain described exceptions, including, without limitation, in-kind interest payments on the Non-Cash Pay Notes and certain specified payments on the Cash Pay Notes.

•	Limitations on Transactions with Affiliates. None of us shall enter into any transaction with or for the benefit of any affiliate, except for certain specified transactions, including, without limitation, those in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of our business, for fair consideration and on terms no less favorable than would be obtainable in a comparable arm’s length transaction with a non-affiliated Person.

•	Limitations on Sale-Leaseback Transactions. None of us shall incur any obligations as lessee in connection with any sale and leaseback transaction.

•	Limitations on Consolidations, Mergers, Acquisitions and Dispositions of Assets. None of us shall liquidate or dissolve, or merge or consolidate with any Person, or conduct any sale with respect to our business, property or assets, or purchase or otherwise acquire the assets of any Person, except for (1) assets acquired in the ordinary course of business, (2) mergers and consolidations between FFN and its wholly owned subsidiaries satisfying certain conditions, (3) specified permitted acquisitions, (4) dispositions of obsolete or worn-out equipment in the ordinary course of business, and (5) liquidation or dissolution of any subsidiary that has no material assets or liabilities.

•	Reporting requirements. The Issuers are required to file with the Securities and Exchange Commission or make publicly available all information required under Rule 144(c) of the Securities Act of 1933 and comply with Section 314 of the Trust Indenture Act of 1939. In addition, we are required to provide the Trustee and the holders of the New Notes with (1) periodic compliance certificates, (2) notice of any change of name, structure or jurisdiction of organization for any of us, (3) notice of default, material adverse change or material action, suit or proceeding, (4) copies of all information which any of us provides to holders of its debt or securities or to any securities exchange, and (5) notice of any material development with respect to value added tax liability.

Events of Default.

The Events of Default include, without limitation (1) failure to timely make any of the payments required in connection with the Registrable Notes or related documents when due or within 10 calendar days of the due date, (2) any representations or warranties made in connection with the Registrable Notes or related documents were incorrect in any material respect when made or deemed made, (3) failure, in any material respect, to comply with the terms of the Indentures or other documents related to the Registrable Notes, (4) default under other indebtedness in excess of $500,000, (5) the institution of bankruptcy, insolvency, liquidation or dissolution proceedings or proceedings seeking the appointment of a receiver or other similar official, (6) any lien securing the Registrable Notes is contested or ceases to be valid, (7) entry of a final judgment exceeding $1,000,000, and (8) occurrence of an event or development which could reasonably be expected to have a material adverse effect.

Amendments

The Trustee and we may agree to certain specified amendments or supplements to the Registrable Notes, the Indentures and related documents without notice to or consent of any holder of the New Notes including to cure any ambiguity, omission, defect or inconsistency, to add guarantees or release a guarantor in accordance with the Indentures, to pledge or grant a security interest as additional security, to add to the covenants for the benefit of the holders, to make any change that does not adversely affect the legal rights of any holder and to add additional events of default. However, except with respect to other specified amendments or waivers requiring particular additional consents, no other amendment or waiver of any provision of the Indentures, the Registrable Notes and the related documents, and no consent to any departure from those provisions, shall be effective unless the same shall be in writing and signed by (a) the Issuers, (b) the “Required Holders” as specified in the applicable Indenture or by the Trustee with the consent of the Required Holders and (c) as applicable, the Guarantors.

In March 2012, we entered into Supplemental Indentures with the Trustee under our 14% First Lien Notes due 2013, also referred to as New First Lien Notes and 14% Cash Pay Second Lien Notes due 2013. The Supplemental Indentures were approved by the Required Holders (as defined in such Indentures) and provided for modifications which were substantially the same under each such indenture. Each Supplemental Indentures provides, among other things, that the Consolidated EBITDA minimum requirement (as defined in each indenture) be reset. A consent fee of 1% of the current outstanding amount of notes under each indenture, or $2.3 million, is payable in cash to the holders of record of its New First Lien Notes and Cash Pay Second Lien Notes on March 31, 2012. For more information, see Note V to the Company’s Audited Financial Statements as of December 31, 2011 and 2010 and the years ended December 31, 2011, 2010 and 2009.

Trustee

If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Indentures; provided that the Trustee and the collateral agent will be under no obligation to exercise any of the rights or powers under the Indentures, the Registrable Notes or the related documents or at the request or direction of any holders of the Registrable Notes unless such holders have offered the Trustee or the collateral agent indemnity or security reasonably satisfactory to each of them in their sole discretion against loss, liability or expense. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services under the Indentures and under the Registrable Notes and related documents as the Issuers and the Trustee shall from time to time agree to in writing. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it. The Issuers shall indemnify the Trustee against any and all loss, liability, damages, claims or expense incurred by it without willful misconduct, negligence or bad faith on its part in connection with the administration of its trust and the performance of its duties under the Indentures and under the Registrable Notes and related documents.

Book-Entry Form

The book-entry provisions apply only to uncertificated Registrable Notes deposited with the Trustee, as custodian for The Depository Trust Company (“DTC”). Subject to certain specified exceptions, each of the uncertificated Registrable Notes initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear certain required legends. Except as specified in certain exceptions, transfers of those Registrable Notes (but not a beneficial interest in those notes) will be limited to transfers of those notes in whole, but not in part, to the depositary. Any holder of an uncertificated Registrable Note shall, by acceptance of such note, agree that transfers of beneficial interests in such note may be effected only through a book-entry system maintained by (a) the holder of such note (or its agent) or (b) any holder of a beneficial interest in such note, and that ownership of a beneficial interest in such note shall be required to be reflected in a book entry.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock, preferred stock, warrants and related provisions of our articles of incorporation and our bylaws. For more detailed information see our articles of incorporation and our bylaws, copies of which are listed as Exhibit 3.4 and 3.5 to this registration statement, respectively.

Our authorized capital stock consists of 125,000,000 shares of common stock, $0.001 par value per share, 12,500,000 of which are designated Series B common stock, and 22,500,000 shares of preferred stock, $0.001 par value per share, 2,500,000 shares of which are designated Series A Convertible Preferred Stock and 10,000,000 shares of which are designated Series B Convertible Preferred Stock.

Common Stock

Common Stock

As of April 2 0, 2012 , there were 31,880,261 shares of our common stock issued and outstanding. Except as otherwise provided by our articles of incorporation or Nevada law, the holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and any corporate action, other than the election of directors, requires a majority of the votes cast by holders entitled to vote. Subject to preferences that may be applicable to any outstanding preferred stock and except as otherwise provided by our articles of incorporation or Nevada law, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive rights, redemption, conversion or other subscription rights under Nevada law. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of our preferred stock.

Series B Common Stock

As of April 2 0, 2012 , there were no shares of Series B common stock outstanding. The holders of the Series B common stock previously outstanding had the same rights, preferences and privileges as the holders of the common stock, except that the holders of the Series B common stock did not have the right to vote on matters that come before the stockholders, unless otherwise required by Nevada law. Upon the consummation of our IPO on May 16, 2011, the holders of Series B common stock had the right to exchange all shares of their Series B common stock for a like number of shares of common stock. All of the holders of Series B common stock have exchanged their shares for a like number of shares of common stock.

Preferred Stock

Series A Convertible Preferred Stock

We previously had issued and outstanding shares of Series A Convertible Preferred Stock of which 378,579 outstanding shares were converted into 428,668 shares of common stock upon consummation of our initial public offering, and 1,388,124 outstanding shares were converted into 1,571,784 shares of common stock subsequently.

The following is a summary of the terms that would apply to any shares of Series A Convertible Preferred Stock that may be issued in the future. Our Series A Convertible Preferred Stock ranks senior to our common stock and on parity with our Series B Convertible Preferred Stock. Series A Convertible Preferred Stock may be converted at the holder’s option at any time into shares of our common stock at the initial rate of one share of common stock for each share of Series A Convertible Preferred Stock, subject to adjustment for certain dilution events. The 2007 issuance of warrants in connection with the Various acquisition triggered certain anti-dilution provisions relating to the Series A Convertible Preferred Stock, resulting in a downward adjustment of the conversion price for the Series A Convertible Preferred Stock. As of July 1, 2008, the Series A Convertible Preferred Stock was convertible at the holder’s option into shares of common stock at the rate of 1.13 shares of common stock for each share of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock carry voting rights on all matters to be voted upon by our stockholders, and on any particular matter each holder of Series A Convertible Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which such holder’s Series A Convertible Preferred Stock shares would be convertible as of the record date for determining the stockholders entitled to vote on the matter. Shares of our Series A Convertible Preferred Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors. Each share of Series A Convertible Preferred Stock has a liquidation preference equal to the greater of (x) the “original issue price” (as defined in our articles of incorporation) for such share (currently $11.89 per share), plus declared and accrued but unpaid dividends, and (y) such amount as would have been payable had such share been converted into common stock immediately prior to the liquidation, dissolution or winding up. On January 25, 2010, the certificate of designation for our Series A Convertible Preferred Stock was amended and restated, eliminating our obligation to obtain the consent of certain holders of the Series A Convertible Preferred Stock (or an affiliate of such holders) before taking certain actions, including, among other things, purchasing or acquiring any of our capital stock, effecting a change of control, or declaring or paying dividends. In addition, among other things, redemption payments in the event of a change of control or a qualified IPO and redemption rights were eliminated.

Series B Convertible Preferred Stock

We previously had issued and outstanding shares of Series B Convertible Preferred Stock, all of which were converted to common stock upon consummation of our initial public offering.

The following is a summary of the terms that would apply to any share of Series B Convertible Preferred Stock that may be issued in the future. Our Series B Convertible Preferred Stock ranks senior to our common stock and on parity with our Series A Convertible Preferred Stock. Series B Convertible Preferred Stock may be converted at the holder’s option at any time into shares of our common stock at the initial rate of one share of common stock for each share of Series B Convertible Preferred Stock, subject to adjustment for certain dilution events. Shares of Series B Convertible Preferred Stock carry voting rights on all matters to be voted upon by stockholders, and on any particular matter each holder of Series B Convertible Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which such holder’s Series B Convertible Preferred Stock shares would be convertible as of the record date for determining the stockholders entitled to vote on the matter. Shares of our Series B Convertible Preferred Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors. Each share of Series B Convertible Preferred Stock has a liquidation preference equal to the greater of (x) the “original issue price” (as defined in our articled of incorporation) for such share (currently $0.59208 per share), plus declared and accrued but unpaid dividends, and (y) such amount as would have been payable had such share been converted into common stock immediately prior to the liquidation, dissolution or winding up. On January 25, 2010, the certificate of designation for our Series B Convertible Preferred Stock was amended and restated to, among other changes, eliminate redemption payments in the event of a change of control or a qualified IPO and also eliminate preemptive rights.

Undesignated Preferred Stock

Subject to certain approval rights of the holders of our preferred stock, our board of directors has the authority, without action by the holders of the common stock, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of us without further action by the stockholders.

Warrants

As of April 2 0, 2012 , there were a total of 49,784 warrants to purchase shares of our common stock outstanding with an exercise price of $0.0002 per share. Our warrants with an exercise price of $0.0002 per share, which were originally issued in connection with certain of our debt offerings, expired upon the consummation of our IPO on May 16, 2011 if they were not exercised at that time, except with respect to the warrants that were extended, as described below.

In August 2005, we issued 732,310 warrants (including 25,090 warrants issued as part of the placement agent’s fee) pursuant to the transactions under the 2005 Securities Purchase Agreement. The holders of these warrants were entitled to purchase one share of our common stock at a purchase price of $6.20 per share at any time prior to August 16, 2015 or the consummation of our IPO on May 16, 2011. The number of shares which could be purchased upon the exercise of these warrants and the purchase price for these shares were subject to adjustment in certain events. In August 2006, as consideration for the waiver by the holders of the warrants of certain defaults by us under the 2005 Securities Purchase Agreement, we amended the terms of 243,287 of these warrants to reduce the exercise price to $0.0002 per share.

In August 2006, we issued 441,474 warrants in connection with our offering of $5.0 million in principal amount of our 2006 Notes. The holders of these warrants were entitled to purchase one share of our common stock at a purchase price of $0.0002 per share at any time prior to the earlier to occur of August 27, 2016 or the consummation of our IPO on May 16, 2011.

In December 2007, we issued 2,250,994 warrants to 15 holders of our Series A Convertible Preferred Stock, warrants, 2006 Notes and 2005 Notes in lieu of the application of the conversion price adjustment provided for in the certificate of designation of the Series A Convertible Preferred Stock and the anti-dilution provisions in the warrants triggered by the issuance of the Series B Convertible Preferred Stock, as well as in consideration for their waivers of certain events of default under such notes. The holders of such warrants outstanding were entitled to purchase one share of our common stock at a purchase price of $0.0002 per share at any time prior to the earlier to occur of December 6, 2017 or upon the consummation of our IPO on May 16, 2011.

On October 8, 2009, we entered into an agreement with certain of our stockholders pursuant to which such stockholders agreed not to exercise any warrants or convert any convertible securities subsequently acquired by such stockholders such that the stockholders would at any time be deemed to own more than 4.99% of our shares of common stock (as determined in accordance with Rule 13d-3 promulgated under Section 13(d) of the Securities Exchange Act of 1934), as amended. The stockholders agreed to exercise, simultaneously with the consummation of our IPO on May 16, 2011, that number of warrants beneficially owned by such stockholders on or simultaneously with the IPO such that the stockholders would beneficially own 4.75% of our shares of common stock immediately prior to the consummation of the IPO. In doing so, the stockholders had to first exercise or let expire that number of $6.20 warrants held by such stockholders that would have to be exercised in order for the stockholders to own 4.75% of our common stock. Any $6.20 warrants that the stockholders allowed to expire rather than exercise would be deemed exercised for purposes of meeting the 4.75% ownership requirement. The stockholders had to then exercise that number of $0.0002 warrants held by such stockholders that would have to be exercised, if any, in order for such stockholders to own 4.75% of our common stock. On October 8, 2009, we amended the 1,373,859 warrants with an exercise price of $0.0002 held by such stockholders on the date of the agreement such that the consummation of our initial public offering would no longer trigger the expiration of such warrants, and we agreed to amend any remaining $6.20 warrants held by such stockholders remaining after the stockholders reach 4.75% ownership in a similar fashion. Upon consummation of our IPO on May 16, 2011, the amended warrants have more limited adjustments pursuant to such warrants’ anti-dilution provisions.

All of the warrants were subject to adjustment immediately prior to the closing of our IPO on May 16, 2011 in the event that we had issued fewer than 1,343,997 shares (or options, warrants or rights) pursuant to an equity incentive or benefits plan prior to the occurrence of our IPO. The number of shares of common stock for which each warrant is exercisable was adjusted such that one such share will represent the same proportion of the fully-diluted equity of the company that such share would have represented on the date of issuance of the warrant had the actual number of shares (or options, warrants or rights) issued under an equity plan (rather than 1,343,997 shares) been deemed issued on the date of issuance of the warrant.

In September 2011, in connection with our acquisition of BDM Global Ventures Ltd. we issued 6,436,851 warrants to purchase shares of our common stock with exercise prices ranging from $5-$18 per share with an expiration date of December 31, 2021.

Registration Rights

Pursuant to the 2005 Security Holders Agreement, the holders of the Series A Convertible Preferred Stock were entitled to piggyback registration rights for registration under the Securities Act of the shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock or the exercise of certain warrants held by such security holders. Additionally, beginning six months after the consummation of our IPO, the holders of a majority of the shares of our common stock owned by certain of our stockholders (including common stock issuable upon the conversion of the Series A Convertible Preferred Stock or the exercise of the warrants), will be entitled to demand registration rights on behalf of such funds for the shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock or the exercise of the warrants. We are not required to effect more than three registrations pursuant to the demand registration rights. The piggyback and demand rights are subject to conditions and limitations, among them the right of an underwriter of an offering to limit the number of shares of common stock underlying the Series A Convertible Preferred Stock and the warrants for inclusion in the registration. The warrants issued in connection with the 2006 Notes and the 2005 Notes are also subject to this agreement and have registration rights thereunder. We are generally required to bear all of the expenses of all such registrations except for underwriting discounts and commissions.

On December 6, 2007, we entered into a Registration Rights Agreement, as amended, with the sellers granting the holders of the warrants issued along with the Old Senior Secured Notes certain piggyback registration rights for the registration under the Securities Act of the shares of our common stock issuable upon the conversion of the warrants. Additionally, beginning four months after the consummation of our IPO, holders of the warrants representing at least 51% of the total common stock issuable upon conversion of all such warrants are entitled to demand registration rights for the shares of common stock issuable upon the conversion of the warrants, but we are not required to effect any demand registration until 180 days after our IPO. We are not required to effect more than three registrations pursuant to the demand registration rights. The piggyback and demand rights are subject to conditions and limitations, among them the right of an underwriter of an offering to limit the number of shares of common stock underlying the warrants for inclusion in the registration. We are generally required to bear all of the expenses of all such registrations except for underwriting discounts and commissions.

On September 7, 2011, concurrently with entering into the Merger Agreement relating to our acquisition of BDM Global Ventures Ltd., the Company entered into a registration rights agreement with Global Investment Ventures LLC and Anthony R. Bobulinski which grants demand registration rights with respect to our shares of common stock and the shares of common stock issuable upon the exercise of the warrants issued in the transaction, which we refer to as the Registrable Securities. If, at any time on or after the date we are required to file our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the Securities and Exchange Commission, Global Investment Ventures LLC, Mr. Bobulinski and/or their assigns are not able to sell all of the common stock and warrants owned by them pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act free of volume and holding period restrictions set forth therein, Mr. Bobulinski, or if Mr. Bobulinski no longer holds any Registrable Securities, the holders of a majority of the Registrable Securities may request that we register under the Securities Act, the resale of all or any portion of the Registrable Securities on Form S-3 (or the then appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act).We are not required to effect more than one registration pursuant to the demand registration rights. The demand registration rights are subject to conditions and limitations, among them the right of an underwriter of an offering to limit the number of shares for inclusion in the registration. We are generally required to bear all of the expenses of all such registrations except for underwriting discounts and commissions.

We agreed to consummate an exchange offer pursuant to an effective registration statement to be filed with the SEC to allow the holders of the Senior Secured Notes, Cash Pay Notes and Non-Cash Pay Notes to exchange their notes for a new issue of substantially identical notes if such exchange offer process was available and could be completed as soon as reasonably practicable. In addition, we have agreed to file under certain circumstances a shelf registration statement to cover resales of the Senior Secured Notes, Cash Pay Notes and Non-Cash Pay Notes.

On August 1, 2011, the Company filed a registration statement on Form S-4 with the SEC, as amended, on September 19, 2011, relating to these exchange offers. In October 2011, due to interpretation of the SEC which did not allow an exchange offer for the above referenced notes, we withdrew the exchange offer. On October 18, 2011, we filed a registration statement on Form S-1 to cover resales of the Senior Secured Notes, Cash Pay Notes and Non-Cash Pay Notes. We have agreed to use our reasonable best efforts, subject to applicable law, to cause to file the shelf registration statement within 210 calendar days following the consummation of the IPO on May 16, 2011 and to cause such shelf registration statement to be declared effective on or prior to 75 days after such filing. In the event that we fail to satisfy the registration requirements within the prescribed time periods, the interest rate on the Senior Secured Notes, Cash Pay Notes and Non-Cash Pay Notes will be increased by 3.5%.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The address of the transfer agent is 59 Maiden Lane, Plaza Level, New York, New York 10038.

Listing

Our common stock is listed on NASDAQ under the symbol “FFN. ”

Nevada Anti-Takeover Laws and Certain Articles and Bylaws Provisions

Provisions of Nevada law and our articles of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Stockholder Meetings. Our bylaws provide that special meetings of the stockholders may be called by our Chairman of the Board or our President, and must be called by certain of our officers upon the written request of the holders of not less than 75% of the voting power of our capital stock.

No Action by Written Consent. Our bylaws provide that stockholders may only take action at an annual or special meeting of stockholders and may not act by written consent, except as specifically required by our articles of incorporation or the Nevada Revised Statutes.

No Cumulative Voting. Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock in our articles of incorporation makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain Nevada corporations in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. These laws will apply to us if we have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada law also provides that if a person is the “beneficial owner” of 10% or more of the voting power of certain Nevada corporations, such person is an “interested stockholder” and may not engage in any “combination” with the corporation for a period of three years from the date such person first became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder. Another exception to this prohibition is if the combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder at a meeting called for that purpose, no earlier than three years after the date that the person first became an interested stockholder. These laws generally apply to Nevada corporations with 200 or more stockholders of record, but a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws. We have made such an election in our amended and restated articles of incorporation.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.

DESCRIPTION OF OTHER INDEBTEDNESS

In connection with the restructuring of Subordinated Convertible Notes issued in connection with the acquisition of Various, the Company agreed to pay $3.2 million of fees to the former owners of Various of which $1 million is payable in each of 2010 through 2012 and $250,000 is payable in the first quarter of 2013. The obligation was recorded at a present value of $2.3 million using a discount rate of 15%.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

LEGAL MATTERS

The validity of the Registrable Notes is passed upon by Akerman Senterfitt, Miami, Florida and the validity of the shares of common stock issuable upon the conversion of the Non-Cash Pay Notes and the additional shares of common stock offered through this prospectus by the selling securityholders is passed upon by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements and schedules of FriendFinder Networks Inc. at December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 appearing in this registration statement have been audited by EisnerAmper LLP, an independent registered public accounting firm as set forth in their reports thereon, appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this Registration Statement on Form S-1, as amended, under the Securities Act to register with the SEC the securities described herein. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to our company and the common stock offered by this prospectus, we refer you to the registration statement, exhibits, and schedules.

We file annual, quarterly and special reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on NASDAQ under the trading symbol “FFN.”

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we have filed with them. We are incorporating by reference into this Prospectus Supplement the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 29, 2012 ;

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2012, January 25, 2012, February 15, 2012, March 29, 2012 and April 25 , 2012; and

•	the portions of our Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Stockholders that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

By incorporating by reference the documents listed above, we can disclose important information to you by referring to those reports, which are considered part of this Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus Supplement will be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or any other subsequently filed document that is deemed to be incorporated by reference into this Prospectus Supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

We will provide each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this Prospectus Supplement but not delivered with this Prospectus Supplement upon written or oral request at no cost to the requester. Requests should be directed to: FriendFinder Networks Inc., 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487, Attention: Chief Financial Officer, Telephone No.: (561) 912-7000. The reports and documents that have been incorporated by reference into this Prospectus Supplement also may be accessed through our website at http://www.ffn.com-Investor Relations-SEC Filings.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. This Prospectus Supplement is part of Post-Effective Amendment No. 2 to a Registration Statement on Form S-1 that we filed with the SEC. That Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 contains more information than this Prospectus Supplement regarding us and the securities the selling securityholders are offering pursuant to the Prospectus, including certain exhibits and schedules. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding FriendFinder Networks at http://www.sec.gov.

You should rely only on the information contained in this Prospectus Supplement and the Prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this Prospectus Supplement and the Prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

The disclosures relating to our financial statements and the notes thereto are incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. See pages 94–133 of our Annual Report on Form 10-K.

F-1

$ 196,418,127 14% of Senior Secured Notes due 2013
$ 9,990,950 14% of Cash Pay Secured Notes due 2013
$344,469,891 11.5% of Convertible Non-Cash Pay Secured Notes due 2014
25,976,010 Shares of Common Stock

PROSPECTUS
                        , 201 2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

	Amount
Securities and Exchange Commission Registration Fee	$72,923.63	(1)
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	25,000
Miscellaneous Expenses	15,000
Total	$162,923.63

All amounts are estimates, other than the SEC’s registration fee.

We have paid the SEC Registration Fee and are paying all other net expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay all underwriting discounts and selling commissions, if any.

(1)	Pursuant to Rule 457(p) of the Securities Act, we offset $58,705.58, which was previously paid in connection with a Registration Statement on Form S-4 filed on August 1, 2011, as amended, and withdrawn on October 17, 2011, against the total amount of the registration fee and simultaneously paid the difference in connection with our filing of the Form S-1 Registration Statement on October 18, 2011. Therefore, no registration fee is necessary for this Post-Effective Amendment to the Registration Statement.

Item 14. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person (i) is not liable for breaching his or her duties as a director or officer of the corporation, where such breach involved intentional misconduct, fraud or a knowing violation of law or (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Nevada corporation may indemnify any person against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred in connection with the defense.

FriendFinder Networks Inc.

Our amended and restated bylaws contain a provision providing for indemnification of our officers and directors. Our amended and restated bylaws further require us to pay advance expenses as incurred by an officer or director in connection with proceedings against them for which they may be indemnified.

We have entered into indemnification agreements with our directors and certain officers. Under the terms of the indemnification agreements, we are required to indemnify the directors against specified liabilities arising out of their services to us. The indemnification agreements require us to indemnify each director and officer to the fullest extent permitted by law and to advance certain expenses incurred by the directors and officers. The indemnification agreements provide limitations on the directors’ and officers’ rights to indemnification in certain circumstances.

In addition, we have obtained directors’ and officers’ insurance that covers our directors and officers for specific liabilities, including for coverage for public securities matters.

Interactive Network, Inc. and FriendFinder Ventures Inc.

The bylaws of Interactive Network, Inc. and the bylaws of FriendFinder Ventures Inc. each provide that the corporation shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and that the corporation is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

Streamray Inc.

The bylaws of Streamray Inc. provide for the indemnification of its directors and officers against legal expenses, claims and liabilities, except with respect to an action by or in the right of the corporation. Indemnification pursuant to Streamray Inc.’s bylaws must be authorized in the specific case upon a determination made by (i) the stockholders, (ii) a majority vote of a quorum of directors not party to the relevant action, suit or proceeding, or (iii) under certain specified circumstances, independent legal counsel. No specific provision is made for the advancement of expenses as they are incurred.

Registrants incorporated as corporations in Delaware

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Argus Payments Inc.

The bylaws of Argus Payments Inc. provide that Argus Payments Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Argus Payments Inc. or, while a director or officer of Argus Payments Inc., is or was serving at the request of Argus Payments Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Argus Payments Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Argus Payments Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Blue Hen Group Inc.

The bylaws of Blue Hen Group Inc. provide that Blue Hen Group Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Blue Hen Group Inc. or, while a director or officer of Blue Hen Group Inc., is or was serving at the request of Blue Hen Group Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Blue Hen Group Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Blue Hen Group Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Flash Jigo Corp.

The bylaws of Flash Jigo Corp. provide that Flash Jigo Corp. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Flash Jigo Corp. or, while a director or officer of Flash Jigo Corp., is or was serving at the request of Flash Jigo Corp. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Flash Jigo Corp. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Flash Jigo Corp.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

General Media Art Holding, Inc.

The bylaws of General Media Art Holding, Inc. provide that it shall indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by applicable law.

GMI On-Line Ventures, Ltd.

The bylaws of GMI On-Line Ventures, Ltd. provide that it shall indemnify all persons to the fullest extent permitted, and in the manner provided, by the DGCL.

PerfectMatch Inc. (f/k/a Goldenrod Spear Inc.)

The bylaws of PerfectMatch Inc. provide that PerfectMatch Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of PerfectMatch Inc. or, while a director or officer of PerfectMatch Inc., is or was serving at the request of PerfectMatch Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. PerfectMatch Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. PerfectMatch Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Magnolia Blossom Inc.

The bylaws of Magnolia Blossom Inc. provide that Magnolia Blossom Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Magnolia Blossom Inc. or, while a director or officer of Magnolia Blossom Inc., is or was serving at the request of Magnolia Blossom Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Magnolia Blossom Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Magnolia Blossom Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

PMGI Holdings Inc.

The bylaws of PMGI Holdings Inc. provide that PMGI Holdings Inc. shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and PMGI Holdings Inc. is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

XVHUB Group Inc. (f/k/a Giant Swallowtail Inc.)

The bylaws of XVHUB Group Inc. provide that XVHUB Group Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of XVHUB Group Inc. or, while a director or officer of XVHUB Group Inc., is or was serving at the request of XVHUB Group Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. XVHUB Group Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. XVHUB Group Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Registrants incorporated as a corporation in California

Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a California corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person who was or is a party to a proceeding or action acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter described in Section 317(b) or (c) of the CAGCL, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, by written opinion of independent legal counsel if a quorum of disinterested directors is not obtainable, or by approval of the shareholders with the shares owned by persons to be indemnified not being entitled to vote thereon, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive.

Pursuant to Section 204 of the CAGCL, a corporation may set forth a provision in its articles of incorporation authorizing the indemnification of agents in excess of that expressly permitted by Section 317 of the CAGCL for such agents’ breach of duty to the corporations and its stockholders, provided, however, that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Section 204(a) or as to circumstances in which indemnity is expressly prohibited by Section 317 of the CAGCL.

Fierce Wombat Games Inc. (f/k/a Big Ego Games Inc.)

The bylaws of Fierce Wombat Games Inc. provide that Fierce Wombat Games Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Big Island Technology Group, Inc.

The bylaws of Big Island Technology Group, Inc. provide that Big Island Technology Group, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Confirm ID, Inc.

The bylaws of Confirm ID, Inc. provide that Confirm ID, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Danni Ashe, Inc.

The bylaws of Dannie Ashe, Inc. provide that the corporation shall, to the maximum extent and in the manner permitted in the CAGCL, indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. A “director” or an “officer” of the corporation is defined as: (i) any person who is or was a director or officer of the corporation; (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or (iii) who was a director or officer of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. The expenses incurred in defending any civil or criminal action or proceeding for which indemnification is mandated pursuant to the bylaws shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized by the bylaws.

Fastcupid, Inc.

The bylaws of Fastcupid, Inc. provide that Fastcupid, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

FriendFinder California Inc.

The bylaws of FriendFinder California Inc. provide that the corporation shall, to the maximum extent and in the manner specified in the CAGCL, indemnify each of its directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director of the corporation. The corporation shall have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the person is not entitled to indemnification under the CAGL. The corporation shall also, to the extent and in the manner specified in the CAGL, have the power to indemnify each of its agents (other than directors for whom indemnification is mandatory as described above) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. The corporation shall have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined that the person is not entitled to indemnification under the CAGL. The indemnification provided in the bylaws of the corporation are not deemed to be exclusive of any additional rights to which an agent may be entitled under any law, agreement, vote of shareholders, or disinterested directors.

FRNK Technology Group

The bylaws of FRNK Technology Group provide that FRNK Technology Group shall indemnify the directors and officers of the corporation to the fullest extent not prohibited by the CAGL.

Global Alphabet, Inc.

The bylaws of Global Alphabet, Inc. provide that Global Alphabet, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Medley.com Incorporated

The bylaws of Medley.com Incorporated provide that Medley.com Incorporated has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

NAFT News Corporation

The bylaws of NAFT News Corporation provide that NAFT News Corporation has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Playtime Gaming Inc.

The bylaws of Playtime Gaming Inc. provide that Playtime Gaming Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

PPM Technology Group, Inc.

The bylaws of PPM Technology Group, Inc. provide that PPM Technology Group, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Sharkfish, Inc.

The bylaws of Sharkfish, Inc. provide that Sharkfish, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Streamray Studios Inc.

The bylaws of Streamray Studios Inc. provide that Streamray Studios Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Tan Door Media Inc.

The bylaws of Tan Door Media Inc. provide that Tan Door Media Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Traffic Cat, Inc.

The bylaws of Traffic Cat, Inc. provide that Traffic Cat, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Transbloom, Inc.

The bylaws of Transbloom, Inc. provide that Transbloom, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Various, Inc.

The bylaws of Various, Inc. provide that Various, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Video Bliss, Inc.

The bylaws of Video Bliss, Inc. provide that Video Bliss, Inc. may indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317 of the CAGL.

West Coast Facilities Inc.

The bylaws of West Coast Facilities Inc. provide that the corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceedings, if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of the corporation. If there are criminal charges, the agent must have had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the agent did not act in good faith and in a manner that the agent reasonably believed to be in the best interests of the corporation, or that the agent had reasonable cause to believe that his or her conduct was unlawful.

The bylaws further provide that the corporation shall have the power to indemnify any person who was, is, or threatened to be made a party by reason of the fact that that person is or was an agent of the corporation, to any threatened, pending or completed legal action by or under the rights of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of that action, if the agent acted in good faith, in a manner the agent believed to be in the best interests of the corporation and its shareholders, and with such care, including reasonably inquiry, as an ordinarily prudent person would use under similar circumstances. However, the corporation shall not indemnify:

1.	any amount paid with respect to a claim, issue or matter for which the agent has been adjudged liable to the corporation and its shareholders in the performance of his or her duty, except for any expenses (exclusive of judgment or settlement amount) specifically authorized by the court in which the proceeding is or was pending in accordance with statutory requirements;

2.	any amount paid by the agent in settling or otherwise disposing of a threatened or pending lawsuit by the corporation, with or without court approval; and

3.	any expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.

The bylaws further provide that if an agent is successful on the merits, the corporation shall indemnify the agent for expenses actually and reasonably incurred. Unless indemnification is mandatory because of the agent’s successful defense on the merits, the bylaws set forth the manner in which to determine whether indemnification is proper, that is because the agent has met the applicable standard of conduct, and indemnification is authorized by one of the following: (i) majority vote of the board with a quorum of consisting of directors who are not parties to the proceeding; (ii) independent legal counsel in a written opinion if a quorum of directors who are not parties to the proceeding is not available; (iii) the affirmative vote of a majority of the outstanding shares entitled to vote and present or represented at a duly held meeting at which a quorum is present or by the written consent of a majority of the outstanding shares entitled to vote (without counting shares owned by the person seeking indemnification as either outstanding or entitled to vote); or (iv) the court in which the proceeding is or was pending, upon application by the corporation, the agent, the agent’s attorney, or other person rendering services in connection with the defenses, regardless of whether the corporation opposes the application.

The corporation shall also have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the person is not entitled to indemnification under the CAGCL.

Registrants incorporated as a corporation in New York

Section 722 of the New York Business Corporation Law (“NYBCL”) provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722 further provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

General Media Communications, Inc.

The bylaws of General Media Communications, Inc. provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in, the NYBCL.

General Media Entertainment, Inc.

The bylaws of General Media Entertainment, Inc. provide that the corporation shall, to the fullest extent permitted by the NYBCL or any successor statute, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to, the procedures set forth in the NYBCL or any successor statute.

GMCI Internet Operations, Inc.

The bylaws of GMCI Internet Operations, Inc. provide that the corporation shall advance the expenses of each person to the full extent permitted by the NYBCL.

Penthouse Digital Media Productions Inc.

The bylaws of Penthouse Digital Media Productions Inc. provide that the corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the corporation served in any capacity at the request of the corporation) by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation (or served the corporation or such other enterprise in any capacity) against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding and expenses incurred by such person in defending or settling such action or proceeding. The corporation may indemnify, and make advancements to, any person made, or threatened to be made, a party to any such action or proceeding by reason of the fact that he, his testator or intestate, is or was an agent or employee (other than a director or officer of the corporation or served another enterprise at the request of the corporation in any capacity), on such terms, to such extent, and subject to such conditions, as the Board of Directors shall determine.

Penthouse Images Acquisitions, Ltd.

The bylaws of Penthouse Images Acquisitions, Ltd provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in, the NYBCL.

Pure Entertainment Telecommunications, Inc.

The bylaws of Pure Entertainment Telecommunications, Inc. provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in, the NYBCL.

Registrants organized as a limited liability company in Texas

Section 101.402 of the Texas Business Organizations Code permits a Texas limited liability company to:

•	indemnify a person;

•	pay in advance or reimburse expenses incurred by a person; and

•	purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

Snapshot Productions, LLC

The operating agreement of Snapshot Productions, LLC provides that the company shall indemnify, hold harmless, protect and defend each of the members and managers and may indemnify, hold harmless, protect and defend each of the officers, employees and agents, if any, of the company (each, an “Indemnitee”), against any losses, claims, damages or liabilities, including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability and any amounts expended in settlement of any claim, to which any Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the company or by reason of the fact that such Indemnitee was a member or manager, officer, employee, or agent of the company or is or was serving at the request of the company as a director, trustee, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, provided however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his or her acts were committed in bad faith or involved intentional misconduct or knowing violation of law or (b) that he or she personally gained through such an act or omission a financial profit or other advantage to which he or she was legally entitled. The provisions of this section of Snapshot Productions, LLC’s operating agreement shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a member or manager, officer, employee or agent, if applicable, of the company. Any indemnity should be paid out of the company’s assets only.

Item 15. Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement, we sold the following securities which were not registered under the Securities Act of 1933, as amended.

On August 23, 2006, we issued $24,441,056 in principal amount to the holders of the outstanding Subordinated Term Loan Notes to PET Capital Partners LLC to replace the then outstanding Subordinated Term Loan Note of $24,033,160 in the principal amount issued on August 17, 2005 and the Subordinated Term Loan Note of $407,896 issued on October 5, 2005. The notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On August 10, 2006, we issued 504,796 shares of Series A Convertible Preferred Stock, at $11.89 per share for a total of $6.0 million and on August 28, 2006, we issued $5.0 million of our 2006 Notes and warrants to purchase an aggregate of 441,470 shares of common stock, subject to adjustment for certain anti-dilution provisions, at an exercise price of $0.0002, to fund the acquisition of substantially all of the assets of the debtor estate of Jill Kelly Productions, Inc. and for general corporate purposes. All of these securities were issued to existing security holders and in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. No commissions or underwriting expenses were paid in connection with the transaction.

On October 5, 2006, we issued $3,177,337 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest due under such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 25, 2006, we issued $916,420 of Subordinated Term Loan Notes to PET Capital Partners LLC. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with the transaction.

Also in October 2006, in connection with the purchase of Video Bliss, Inc., Danni Ashe, Inc. and Snapshot Productions LLC, we issued 100,960 shares of common stock to the seller at the closing. These shares were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 5, 2007, we issued $3,702,907 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest due under such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

In December 2007, we issued 8,444,853 shares of Series B Convertible Preferred Stock, at $0.59208 per share for a total of $5.0 million to Messrs. Staton and Bell, Florescue Family Corporation and an existing stockholder. These shares were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with the transaction.

In December 2007, we issued $1,838,141 in principal amount of 2005 Notes in lieu of cash interest due under the provisions of the 2005 Notes. We also issued $862,152 in principal amount of 2005 Notes and $137,848 in principal amount of 2006 Notes pro rata to the holders of such notes in consideration for their waivers of certain defaults and consents to the incurrence of additional debt in connection with our acquisition of Various, Inc.

Additionally, we issued warrants to purchase a total of 2,250,994 shares of our common stock, subject to adjustment for certain anti-dilution provisions, at an exercise price of $0.0002 per share, to 15 holders of our Series A Convertible Preferred Stock, warrants, 2006 Notes and 2005 Notes in lieu of the application of the conversion price adjustment provided for in the certificate of designation of the Series A Convertible Preferred Stock and the anti-dilution provisions in the warrants triggered by the issuance of the Series B Convertible Preferred Stock, as well as in consideration for their waivers of certain events of default under such notes. These notes and warrants were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with these transactions.

In December 2007, INI issued $257.3 million in principal amount of Senior Secured Notes due 2011 with detachable warrants to purchase an aggregate of 4,210,621 shares of our common stock, subject to adjustment for certain anti-dilution provisions, at a purchase price of $0.0002 per share to 15 accredited investors. The proceeds from the sale of these notes were used to pay part of the purchase price for the stock of Various, Inc. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. No commissions or underwriting expenses were paid in connection with these transactions.

INI also issued $80.0 million in principal amount of Second Lien Subordinated Secured Notes with detachable warrants to purchase 1,187,980 shares of our common stock, subject to adjustment for certain anti-dilution provisions, at a purchase price of $0.0002 per share and $170.0 million in principal amount of Subordinated Convertible Notes in payment of the balance of the purchase price for the stock of Various, Inc. These securities were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. No commissions or underwriting expenses were paid in connection with the transaction.

On June 30, 2008 we issued $5,808,333 in principal amount of Subordinated Convertible Notes to the holders of the outstanding Subordinated Convertible Notes in lieu of payment of cash interest under such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 5, 2008 we issued $4,190,903 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest on such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On December 31, 2008, INI issued additional Subordinated Convertible Notes in the amount of $1.1 million as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On June 30, 2009, we issued warrants to purchase a total of 12,631 shares of our common stock, subject to adjustment for certain anti-dilution provisions, at an exercise price of $6.20 per share, to certain holders of our warrants pursuant to an anti-dilution provision in the warrants triggered by the issuance of warrants in connection with the acquisition of Various, Inc. These warrants were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 5, 2009 we issued $4,735,721 in principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in lieu of payment of cash interest on such notes. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued $1,646,574 in aggregate principal amount of Subordinated Term Loan Notes to the holders of the outstanding Subordinated Term Loan Notes in satisfaction of a waiver fee. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued $1,534,984 in aggregate principal amount of 2005 Notes to the holders of the outstanding 2005 Notes in satisfaction of an amendment fee. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued $246,227 in aggregate principal amount of 2006 Notes to the holders of the outstanding 2006 Notes in satisfaction of an amendment fee. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 8, 2009, we issued amended and restated Subordinated Convertible Notes to the holders of the outstanding Subordinated Convertible Notes with an aggregate principal amount of $171,154,997 in satisfaction of the release of an indemnity claim on that portion of the notes. Those notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On December 31, 2009, INI issued Subordinated Convertible Notes in the amount of $5,134,650 as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On June 30, 2010, INI issued Subordinated Convertible Notes in the amount of $5.2 million as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On October 27, 2010, the Company issued new debt to repay our then existing debt. The New First Lien Notes, with an outstanding principal amount of $167.1 million as of September 30, 2010, the Second Lien Subordinated Secured Notes, with an outstanding principal amount of $80.0 million as of September 30, 2010 and $42.8 million principal amount of Senior Secured Notes were exchanged for, or redeemed with proceeds of, $305.0 million principal amount of the New First Lien Notes. Accrued interest on the First Lien Notes, Second Lien Notes and Senior Secured Notes was paid in cash at closing. The remaining $13.5 million principal amount as of September 30, 2010 of Senior Secured Notes were exchanged for $13.8 million of the Cash Pay Second Lien Notes. The Subordinated Convertible Notes and Subordinated Term Notes, with outstanding principal amounts of $180.2 million and $42.8 million respectively, as of September 30, 2010, were exchanged for $232.5 million of the Non-Cash Pay Second Lien Notes. The principal amount of the Non-Cash Pay Second Lien Notes included accrued interest on the exchanged debt instruments.

On December 31, 2010, the Company issued Non-Cash Pay Second Lien Notes in the amount of $4.8 million as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

On June 30, 2011, the Company issued Non-Cash Pay Second Lien Notes in the amount of $13.6 million as payment in kind for its interest obligation. These notes were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

In July 2011, in connection with our acquisition of substantially all of the assets of PerfectMatch.com from Matrima, Inc. we issued the shareholders 126,295 shares of our common stock. These shares of common stock were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

In September 2011, in connection with our acquisition of BDM Global Ventures Ltd. we issued to the shareholders of BDM, 1,555,555 shares of our common stock and 6,436,851 warrants to purchase shares of our common stock with exercise prices ranging from $5-$18 per share with an expiration date of December 31, 2021. These shares of common stock and warrants were issued in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits Required by Item 601 of Regulation S-K.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of September 7, 2011, by and among FriendFinder Networks Inc., JGC Holdings Limited, BDM Global Ventures Limited, Global Investment Ventures LLC and Anthony R. Bobulinski(2)

3.1	Amended and Restated Articles of Incorporation of FriendFinder Networks Inc., which became effective on January 25, 2010(1)
3.2	Amended and Restated Bylaws of FriendFinder Networks Inc.(4)
4.1	Specimen of Common Stock Certificate(1)
4.13	Registration Rights Agreement dated December 6, 2007 (Warrants)(1)
4.14	Amendment to Registration Rights Agreement (Warrants) dated October 8, 2009(1)
4.20	Intercreditor and Subordination Agreement, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee.(1)
4.21	Second Lien Intercreditor Agreement, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee.(1)
4.35	Form of 14% Senior Secured Note, Series A, Due 2013 (filed with Exhibit 4.66)
4.36	Form of 14% Senior Secured Note, Series B, Due 2013 (filed with Exhibit 4.66)
4.37	Form of Cash Pay Secured Note, Series A, Due 2013 (filed with Exhibit 4.68)
4.38	Form of Cash Pay Secured Note, Series B, Due 2013 (filed with Exhibit 4.68)
4.39	Agreement re: Limitation on Ability to Acquire Common Stock by and between FriendFinder Networks Inc. and Beach Point Capital Management LP dated October 8, 2009(1)
4.40	Form of Amendment to Warrants executed in connection with Agreement re: Limitation on Ability to Acquire Common Stock(1)
4.65
Binding Term Sheet by and among FriendFinder Networks Inc., Interactive Network, Inc., Andrew B. Conru Trust Agreement, Mapstead Trust, created on April 16, 2002, Andrew B Conru, Lars Mapstead, Daniel Staton and Marc H. Bell, dated October 8, 2009(1)

4.66
Indenture, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Senior Secured Notes due 2013(1)

4.67
Indenture, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 11.5% Convertible Non-Cash Pay Secured Notes due 2014(1)

4.68
Indenture, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Cash Pay Secured Notes due 2013(1)

4.69	Security and Pledge Agreement(1)
4.70	Second Lien Cash Pay Security and Pledge Agreement(1)
4.71	Form of Non-Cash Pay Secured Note, Series A, Due 2014 (filed with Exhibit 4.67)
4.72	Form of Non-Cash Pay Secured Note, Series B, Due 2014 (filed with Exhibit 4.67)
4.73
Supplemental Indenture, dated as of March 27, 2012, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Senior Secured Notes due 2013(4)

4.74
Supplemental Indenture, dated as of March 27, 2012, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Cash Pay Secured Notes due 2013(4)

5.1	Opinion of Akerman Senterfitt**

Exhibit Number	Description
5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP as to matters of Nevada law**
5.3	Opinion of Brownstein Hyatt Farber Schreck, LLP as to matters of California law**
10.1	Form of Indemnification Agreement between FriendFinder Networks Inc. and its Directors and Officers(1)
10.2	Amended and Restated Management Agreement, dated as of November 1, 2010, by and between the Company and Bell & Staton, Inc.(1)
10.3	Form of Employment Agreement, dated as of March , 2011, by and between FriendFinder Networks Inc. and Daniel C. Staton, effective upon closing of the Exchange Offering(1)
10.4	Form of Employment Agreement, dated as of March , 2011, by and between FriendFinder Networks Inc. and Marc H. Bell, effective upon closing of the Exchange Offering(1)
10.14	Independent Contractor Agreement dated September 21, 2007, by and between Hinok Media Inc. and Various, Inc.(1)
10.15	Amendment to Independent Contractor Agreement dated May 12, 2008, by and between Hinok Media Inc. and Various, Inc.(1)
10.16	Amendment No. 2 to Independent Contractor Agreement, Assignment and Limited Waiver dated October 8, 2009, by and between Hinok Media Inc., YouMu, Inc. and Various Inc.(1)
10.17	Amendment to Letter Agreement Dated October 8, 2009 by and among the Company, Andrew B. Conru Trust Agreement, Mapstead Trust and Messrs. Conru, Mapstead, Bell and Staton(1)
10.18	Letter Agreement relating to confirmation of certain consent and exchange fees, by and between the Company and Andrew B. Conru Trust Agreement dated October 27, 2010(1)
10.19	Letter Agreement relating to confirmation of certain consent and exchange fees, by and between the Company and Mapstead Trust dated October 27, 2010(1)
10.21	Employee Proprietary Information Agreement dated September 21, 2007, by and between Andrew B. Conru and Various, Inc.(1)
10.22	Independent Contractor Agreement dated September 21, 2007, by and between Legendary Technology Inc. and Various, Inc.(1)
10.23	Amendment No. 1 to Independent Contractor Agreement dated October 8, 2009, by and between Legendary Technology Inc. and Various, Inc.(1)
10.24	Employee Proprietary Information Agreement dated September 21, 2007, by and between Lars Mapstead and Various, Inc.(1)
10.28	Second Amended and Restated Employment Offer, Dated April 1, 2010, by and between the Company and Ezra Shashoua(1)
10.29	Form of Employment Agreement, dated as of March 14, 2011, by and between FriendFinder Networks Inc. and Anthony Previte(1)
10.30	Employment Agreement, effective as of January 1, 2011, by and between the Company and Robert Brackett(1)
10.33	Employee Proprietary Information Agreement dated November 9, 2007, by and between Various, Inc. and Robert Brackett(1)
10.35	Fourth Amendment to Lease, Dated November 1, 2010, by and between 6800 Broken Sound LLC and FriendFinder Networks Inc.(1)
10.36	Lease dated May 6, 2008 by and between 20 Broad Company LLC and Penthouse Media Group Inc.(1)
10.37	Lease dated April 24, 2009 by and between NBP Partners I, LLC and Steamray Studios, Inc.(1)
10.43	Lease dated May 9, 2008, between Batton Associates, LLC, Lessor and Various, Inc., Lessee(1)
10.44	Commercial Lease Agreement dated December 14, 2009 by and between Escondido Partners II, LLC and Steamray Inc.(1)

Exhibit Number	Description
10.45	Amended and Restated FriendFinder Networks Inc. 2008 Stock Option Plan(1)
10.46	Form of FriendFinder Networks Inc. Stock Option Agreement for Employees(1)
10.47	Form of FriendFinder Networks Inc. Stock Option Agreement Non-ISO(1)
10.48	Form of FriendFinder Networks Inc. Stock Option Agreement for Directors(1)
10.49	Form of FriendFinder Networks Inc. Stock Option Agreement for Consultants(1)
10.50	Form of FriendFinder Networks Inc. Stock Option Agreement for Board Consultants(1)
10.51	FriendFinder Networks Inc. 2009 Restricted Stock Plan(1)
10.52	Form of FriendFinder Networks Inc. 2009 Restricted Stock Plan Restricted Stock Grant Agreement(1)
10.53	Agreement, dated as of December 17, 2009, by and between Daniel C. Staton and FriendFinder Networks Inc.(1)
10.54	Agreement, dated as of December 17, 2009, by and between Marc H. Bell and FriendFinder Networks Inc.(1)
10.55	Agreement, dated as of December 17, 2009, by and between Andrew B. Conru Trust Agreement and FriendFinder Networks Inc.(1)
10.56	Agreement, dated as of December 17, 2009, by and between Mapstead Trust, created on April 16, 2002 and FriendFinder Networks Inc.(1)
10.57	Equity Put Agreement, dated as of September 7, 2011, by and among FriendFinder Networks Inc., the Shareholders and Anthony R. Bobulinski, in his capacity as the Shareholders’ representative.(2)
10.58	Registration Rights Agreement, dated as of September 7, 2011, by and among FriendFinder Networks Inc., Global Investment Ventures LLC and Anthony R. Bobulinski(2)
10.59	Employment Agreement, dated as of November 18, 2011, between FriendFinder Networks Inc., Various, Inc. and Ezra Shashoua.(3)
12.1	Statement re Computation of Ratios***
21.1	List of Subsidiaries(4)
23.1	Consent of EisnerAmper LLP*
23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1)**
23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)**
23.4	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.3)**
24.1	Powers of Attorney (included on signature pages)****

*	Filed with Post-Effective Amendment No. 1 to the registration statement on Form S-1 (File No. 333-177360) on April 3, 2012 .

**	Filed with Amendment No. 2 to the registration statement on Form S-1 (File No. 333-177360) on December 16, 2011.

***	Filed herewith.

****	Filed with the registration statement on Form S-1 (File No. 333-177360) on October 18, 2011.

(1)	Incorporated by reference to the exhibit with the corresponding number filed with the Form S-1(File No. 333-156414) or any of the amendments filed thereto.

(2)	Incorporated by reference to Exhibits 2.1, 10.1 and 10.2 filed with the Form 8-K on September 12, 2011.

(3)	Incorporated by reference to Exhibit 10.1 filed with the Form 8-K on November 22, 2011.

(4)	Incorporated by reference to the corresponding Exhibit filed with the Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 29, 2012.

Item 17. Undertakings

Each undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

FRIENDFINDER NETWORKS INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Chairman of the Board	April 24 , 2012

*/s/ Barry W. Florescue Barry W. Florescue	Director	April 24 , 2012

*/s/ Robert B. Bell Robert B. Bell	Director	April 24 , 2012

*/s/ James LaChance James LaChance	Director	April 24 , 2012

*/s/ Jason Smith Jason Smith	Director	April 24 , 2012

*/s/ Toby E. Lazarus Toby E. Lazarus	Director	April 24 , 2012

Donald A. Johnson	Director

Steven Rattner	Director

Kai Shing Tao	Director

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

INTERACTIVE NETWORK, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

ARGUS PAYMENTS INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, Chief Operating Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, Chief Operating Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer, Secretary, Treasurer & Director (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

BIG ISLAND TECHNOLOGY GROUP, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

BLUE HEN GROUP INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

CONFIRM ID, INC.
By:	*/s/ David Bloom
Name: David Bloom
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ David Bloom David Bloom	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

DANNI ASHE, INC.
By:	*/s/ Paul Asher
Name: Paul Asher
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Paul Asher Paul Asher	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

FASTCUPID, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

FIERCE WOMBAT GAMES INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

FLASH JIGO CORP.
By:	*/s/ Anthony R. Bobulinski
Name: Anthony R. Bobulinski
Title: President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony R. Bobulinski Anthony R. Bobulinski	President & Sole Director (Principal Executive Officer)	April 24 , 2012

*/s/ Matt Brennan Matt Brennan	Treasurer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

FRIENDFINDER CALIFORNIA INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

FRIENDFINDER VENTURES INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

FRNK TECHNOLOGY GROUP
By:	*/s/ David Bloom
Name: David Bloom
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ David Bloom David Bloom	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

GENERAL MEDIA ART HOLDING, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

GENERAL MEDIA COMMUNICATIONS, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

GENERAL MEDIA ENTERTAINMENT, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

GLOBAL ALPHABET, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

GMCI INTERNET OPERATIONS, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

GMI ON-LINE VENTURES, LTD.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

MAGNOLIA BLOSSOM INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

MEDLEY.COM INCORPORATED
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

NAFT NEWS CORPORATION
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

PENTHOUSE DIGITAL MEDIA PRODUCTIONS INC.
By:	*/s/ Paul Asher
Name: Paul Asher
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Paul Asher Paul Asher	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

PENTHOUSE IMAGES ACQUISITIONS, LTD.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

PERFECTMATCH INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

PLAYTIME GAMING INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

PMGI HOLDINGS INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

PPM TECHNOLOGY GROUP, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

SHARKFISH, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

SNAPSHOT PRODUCTIONS, LLC
By:	*/s/ Paul Asher
Name: Paul Asher
Title: Manager & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Paul Asher Paul Asher	Manager & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

STREAMRAY INC.
By:	*/s/ David Bloom
Name: David Bloom
Title: President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ David Bloom David Bloom	President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

STREAMRAY STUDIOS INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

TAN DOOR MEDIA INC.
By:	*/s/ Anthony Previte
Name: Anthony Previte
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

TRAFFIC CAT, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

TRANSBLOOM, INC.
By:	*/s/ David Bloom
Name: David Bloom
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ David Bloom David Bloom	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

VARIOUS, INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

*/s/ Robert Brackett Robert Brackett	President (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

VIDEO BLISS, INC.
By:	*/s/ Paul Asher
Name: Paul Asher
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Paul Asher Paul Asher	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

WEST COAST FACILITIES INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s Ezra Shashoua/ Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 24 , 2012.

XVHUB GROUP INC.
By:	*/s/ Marc H. Bell
Name: Marc H. Bell
Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	April 24 , 2012

/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	April 24 , 2012

*/s/ Daniel C. Staton Daniel C. Staton	Director	April 24 , 2012

*/s/ Ezra Shashoua Attorney-in-fact